Exhibit 10.11

HIGH BLUFF RIDGE AT DEL MAR

OFFICE LEASE

LANDLORD:

PRII HIGH BLUFFS LLC, a Delaware limited liability company, and COLLINS CORPORATE

CENTER PARTNERS, LLC, a Delaware limited liability company, as tenants in common

TENANT:

LUMENA PHARMACEUTICALS, INC.

a Delaware corporation

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SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS (“Summary”) is hereby incorporated into and made a part of the attached Office Lease which pertains to the Building described in Section 1.4 below. All references in the Lease to the “Lease” shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between the Summary and the Lease, the provisions of the Lease shall control.

1.1	Landlord’s Address:

For Notice:	PRII High Bluffs LLC and Collins Corporate Center Partners, LLC,
as tenants in common
c/o Prudential Real Estate Investors
4 Embarcadero Center, Suite 2700
San Francisco, California 94111-4180
Attn: PRISA II Asset Manager
Telephone: (415) 291-5013
Facsimile: (415) 398-1025

With a copy to:	PRII High Bluffs LLC and Collins Corporate Center Partners, LLC,
as tenants in common
c/o Prudential Real Estate Investors
7 Giralda Farms
Madison, New Jersey 07940
Attention: Gregory D. Shanklin, Law Department

With a copy to:	Unire Real Estate Group, Inc.
1800 East Imperial Highway, Suite 205
Brea, California 92821
Attn: Mark Harryman
Telephone: (714) 990-2100
Facsimile: (714) 990-2120

For Payment:	PRII High Bluffs LLC and Collins Corporate Center Partners, LLC,
as tenants in common
P.O. Box 100125
Pasadena, California 91189-0125

1.2 Tenants Address:	Lumena Pharmaceuticals, Inc.
12707 High Bluff
San Diego, California 92121
Attn: CFO
Telephone: (858) 722-6631
Facsimile: ( )
(Prior to Commencement Date)

Lumena Pharmaceuticals, Inc.
12531 High Bluff Drive, Suite 110
San Diego, California 92130-2040
Attn: CFO
Telephone: TBD
Facsimile: TBD
(After Commencement Date)

1.3

Site; Project:  The Site consists of the parcel(s) of real property in that certain Project commonly known as High Bluff Ridge at Del Mar located at 12481-12531 High Bluff Drive, City of San Diego, County of San Diego, State of California, as shown on the site plan attached hereto as Exhibit “A” as such area may be expanded or reduced from time to time. The Project includes the Site and all buildings, improvements and facilities, now or subsequently located on the Site from time to time, including, without limitation, the two (2) buildings (including the Building) currently located on the Site, as depicted on the site plan attached hereto as Exhibit “A”. The aggregate rentable square feet of all buildings (including the Building) located within the Project is (as of the date hereof) approximately 157,567 rentable square feet.

1.4	Building: A three (3) story office building located on the Site, containing approximately 89,529 rentable square feet, the address of which is 12531 High Bluff Drive, San Diego, California 92130-2040.

15.

Premises:  Those certain premises known as Suite 110 as generally shown on the plan attached hereto as Exhibit “B” located on the first (1st) floor of the Building, and containing approximately 2,750 rentable square feet (2,381 usable square feet). The Premises have been measured in accordance with the BOMA Standard (as hereinafter defined).

Summary and Definitions, Page 1

1.6

Term:  Forty (40) full calendar months (the “Initial Term”), plus, if the Commencement Date does not occur on the first (1st) day of a calendar month, the number of days in any partial calendar month from and including the Commencement Date to, but not including, the first (1st) day of the month following the Commencement Date (the “Initial Term”), as the same may be extended pursuant to Section 2.2.

1.7	Commencement Date: The later of Substantial Completion (as hereinafter defined) or September 15, 2012.

1.8

Monthly Basic Rent:  Upon the Commencement Date and on the first day of each month thereafter during the Term, Tenant shall pay to Landlord, in advance and without offset or demand, as Monthly Basic Rent for the Premises the following monthly payments:

Months of Term	Monthly Basic Rent	Approximate Monthly Basic Rent per Rentable Square Foot (for reference purposes only
*1 - 12	$9,075.00	$3.30
13 - 24	$9,347.25	$3.40
25 - 36	$9,627.67	$3.50
37 - 40	$9,916.50	$3.61

*Including any partial calendar month at the beginning of the Term. The Approximate Monthly Basic Rent per Rentable Square Foot is for reference purposes only. The Monthly Basic Rent has been determined by multiplying the rentable square footage of the Premises by a start rate of $3.30 and increasing this amount by three percent (3%) on each anniversary of the Commencement Date (or, if the Commencement Date does not occur on the first (1st) day of a calendar month, on the first (1st) day of the calendar month following the calendar month in which the Commencement Date occurs), rounded to the nearest penny.

1.9

Tenant’s Percentage:  1.7453%, which is approximately the ratio that the rentable square footage of the Premises bears to the rentable square footage of the Project. Accordingly, as more particularly set forth in Sections 4.3 and 4.4 hereof, Tenant shall pay to Landlord 1.7453% of the “Operating Expenses” (as defined in Section 4.4) in excess of “Landlord’s Contribution to Operating Expenses” as defined in Section 1.10 of the Summary below. Tenant’s Percentage is subject to adjustment in accordance with Section 1.3 of the Lease.

1.10

Landlord’s Contribution to Operating Expenses:  Tenant’s Percentage of Operating Expenses incurred by Landlord during calendar year 2013 (the “Base Year”), adjusted to reflect an assumption that the Project is fully assessed for real property tax purposes as a completed Project ready for occupancy and that the Project is ninety-five percent (95%) occupied during such year.

1.11	Security Deposit: $49,582.50, subject to adjustment as set forth in Section 5 below.

1.12	Permitted Use: General office purposes only consistent with the character of the Building as a first class office building and for no other purpose or purposes whatsoever.

1.13	Brokers: Cassidy TurleyIBRE Commercial representing Landlord and Jones Lang LaSalle Brokerage, Inc., representing Tenant.

1.14

Interest Rate:  The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its “prime rate” or “reference rate”, plus three percent (3%); or (b) the maximum rate allowed by law to be charged by Landlord under the circumstances described herein, per annum and compounded on a monthly basis.

1.15	Intentionally Omitted.

1.16

Parking: A total of ten (10) unreserved, uncovered parking privileges at no separate charge to Tenant (other than as part of Operating Expenses), which parking privileges shall be subject to the provisions set forth in Section 6.2 of this Lease, which is based on a parking privilege ratio of four (4) parking privileges per one thousand (1,000) square feet of useable area in the Premises. Tenant may convert up to three (3) of such unreserved, uncovered parking privileges to reserved parking privileges in a location to be designated by Landlord, at the rate of $65 per stall, per month during the Initial Term, payable at the same time and manner as Monthly Basic Rent and subject to the same terms and conditions applicable to the payment thereof.

1.17

Business Hours for the Building.  8:00 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays) and 8:00 a.m. to 12:00 p.m. on Saturdays (except Building Holidays). “Building Holidays” shall mean New Year’s Day, Labor Day, Presidents’ Day, Thanksgiving Day, Memorial Day, Independence Day and Christmas Day and such other state and national holidays as are adopted by Landlord as holidays for the Building.

1.18	Intentionally Omitted.

Summary and Definitions, Page 2

1.19	Lease Year: The twelve (12) month period commencing January 1st and ending December 31st, or such other consecutive twelve (12) month period designated by Landlord from time to time

Summary and Definitions, Page 3

OFFICE LEASE

This LEASE, which includes the preceding Summary of Basic Lease Information and Definitions (“Summary”) attached hereto and incorporated herein by this reference (“Lease”), is made as of the 31 day of August, 2012, by and between PRII HIGH BLUFFS LLC, a Delaware limited liability company, and COLLINS CORPORATE CENTER PARTNERS, LLC, a Delaware limited liability company, as tenants in common (collectively, “Landlord”), and LUMENA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

1.     Premises.

1.1

Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.5 of the Summary above. Such lease is upon, and subject to, the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

1.2

Landlord’s Reservation of Rights.  Provided Tenant’s use of and access to the Premises and the Parking Facilities (as hereinafter defined) is not materially interfered with in an unreasonable manner, and subject to the terms of this Lease, Landlord reserves for itself the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters, equipment and structures above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises and to enter the Premises in connection therewith during other than Business Hours for the Building and upon reasonable prior notice (provided that no time restrictions shall apply or advance notice be required in an emergency).

1.3

Measurement of Premises,  Building and/or the Project. Notwithstanding anything to the contrary in this Lease, the recital of the rentable area set forth in the Summary is for descriptive purposes only. Tenant shall have no right to terminate this Lease or receive any adjustment or rebate of any Monthly Basic Rent, Excess Expenses (as hereinafter defined) or additional rent (as hereinafter defined) payable hereunder if said recital is incorrect. Tenant has inspected the Premises and is fully familiar with the scope and size thereof and agrees to pay the full Monthly Basic Rent, Excess Expenses and additional rent set forth herein in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein. If there is a change in the total rentable area of the Building or the Project as a result of an addition to the Building or the Project, as applicable, partial destruction, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall cause adjustments in the computations as shall be necessary to provide for any such changes. As used in this Lease, the following terms have the meanings indicated:

(a)

The term “usable area” or “usable square footage” means the usable area as determined by Landlord in substantial accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1 - 1996 (the “BOMA Standard”); and

(b)	The term “rentable area” or “rentable square footage” means the rentable area measured in substantial accordance with the BOMA Standard.

1.4

Project.  The term “Project,” as used in this Lease, shall include, collectively, (i) the Building, (ii) the other building located on the Site (and additional buildings if and when constructed on the Site), so long as such other building is owned by Landlord (iii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and the other buildings located on the Site (and additional buildings if and when constructed on the Site), so long as such other buildings are owned by Landlord, including parking structures and surface parking facilities now or hereafter servicing the Building and the other building on the Site (and additional buildings if and when constructed on the Site) (collectively, the “Parking Facilities”); (iv) any additional buildings, improvements, facilities, parking areas and structures and common areas which Landlord (and/or any common area association formed by Landlord or Landlord’s assignee for the Project) may add thereto from time to time within or as part of the Project; and (v) the Site. Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit “A” attached hereto (as the same may be modified by Landlord from time to time without notice to Tenant), and (2) Landlord shall have the right from time to time to include or exclude any improvements or facilities within the Project, at Landlord’s sole election; provided that Tenant has access to the Premises and the Parking Facilities. The parties hereto hereby acknowledge that the purpose of Exhibit “B” hereto is to show the approximate location of the Premises and the purpose of Exhibit “A” is to show the approximate location of the Building and the general layout of the Project and neither such Exhibit is meant to constitute an agreement, representation or warranty as to the precise area or location or construction of the Premises, the Building, the Project, the Common Areas (as hereinafter defined), or the elements thereof or of the access ways to the Premises, or the Project.

2.     Term; Option to Extend; Early Occupancy.

2.1

Term.  The Term of this Lease shall be for the period designated in Section 1.6 of the Summary commencing on the Commencement Date, and ending on the expiration of such period (the “Expiration Date”), unless the Term is sooner terminated as provided in this Lease. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant. Upon request by Landlord, Tenant shall execute a Commencement Date memorandum in the form of Exhibit “D” attached hereto, as completed by Landlord (the “Commencement Date Memorandum”), acknowledging, among other things, the Commencement Date, the Expiration Date, the Monthly Basic Rent Schedule and all other matters stated therein. The Commencement Date Memorandum shall be conclusive and binding on Tenant as to all matters set forth therein, whether or not executed by Tenant, unless within five (5) business days following delivery of such Commencement Date Memorandum, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections. The foregoing notwithstanding, Landlord’s failure to deliver any Commencement Date Memorandum to Tenant shall not affect Landlord’s determination of the matters set forth in Exhibit “D” and Tenant’s failure to execute the Commencement Date Memorandum shall not affect excuse Tenant from liability under this Lease with respect to the matters set forth in the Commencement Date Memorandum.

2.2	Option to Extend.

(a)

Subject to the terms hereof, Landlord hereby grants to Tenant one (1) option (the “Extension Option”) to extend the Term with respect to the entire Premises for three (3) years (the “Option Term”), on the same terms, covenants and conditions as provided for in this Lease during the initial Term, except that all economic terms such as, without limitation, Monthly Basic Rent, a new Base Year for Operating Expenses, if appropriate, increased Security Deposit, parking charges, if any, etc., shall be established based on the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of this Section 2.2 and except that none of the concessions set forth in the Lease (e.g., Rental Abatement, as hereinafter defined, Landlord’s Work) shall apply to the Option Term and Tenant shall have no further right to extend the Term.

(b)

The Extension Option must be exercised, if at all, by written notice (the “Extension Notice”) delivered by Tenant to Landlord (and actually received by Landlord) no earlier than the date which is twelve (12) months, and no later than the date which is six (6) months, prior to the expiration of the Initial Term. If the Extension Notice is not so given and received, the Extension Option shall automatically expire. As a condition to the extension of the Term pursuant to the Extension Option, any prior Tenant that has not been expressly released from liability under this Lease, and any guarantor of the Tenant’s performance hereunder, must expressly reaffirm in writing the extension of their liability for the Option Term; provided, however that any such prior Tenant or guarantor shall remain liable under this Lease as so extended notwithstanding that such prior Tenant or guarantor has failed to provide such reaffirmation.

(c)	If Tenant fails, or is unable, to exercise the Extension Option in accordance with this Section 2.2 the Extension Option shall automatically expire and be of no further force or effect.

(d)

The term “fair market rental rate” as used herein shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity renewal tenant (excluding sublease, assignment and new tenant transactions) would pay, and a willing, comparable landlord of a comparable quality building located in the vicinity of the Building would accept, at arm’s length (what Landlord is accepting in current transactions for the Project may be considered), for space unencumbered by any other tenant’s expansion rights and comparable in size, quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue (with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant) and the amenities of the Project.

(e)

Landlord’s determination of fair market rental rate (“Landlord’s FMV Rate”) shall be delivered to Tenant in writing not later than thirty (30) days following Landlord’s receipt of Tenant’s Extension Notice. Tenant will have ten (10) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant’s failure to accept or reject the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period will conclusively be deemed Tenant’s objection thereto. If Tenant objects to the fair market rental rate submitted by Landlord within Tenant’s Review Period, then Landlord and Tenant will attempt to agree upon such fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within ten (10) days following the expiration of Tenant’s Review Period (the “Outside Agreement Date”), each party shall submit to the other, within five (5) business days of the Outside Agreement Date, its determination of the fair market rental rate (“Landlord’s Determination” or “Tenant’s Determination”, as applicable) and the dispute shall be submitted to arbitration (the “Arbitration”) in accordance with the following provisions (if Landlord fails to do so, Landlord’s Determination shall be deemed to be Landlord’s FMV Rate and if Tenant fails to do so such failure shall constitute Tenant’s approval of Landlord’s FMV Rate and there shall be no arbitration), and until any such dispute is resolved, any applicable payments due under this Lease shall correspond to Landlord’s Determination and, if Tenant’s Determination becomes the final determination, Landlord shall refund any overpayments to Tenant, within five (5) business days following the final resolution of the dispute:

(i)            Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a commercial real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of properties similar to the Premises in the Market Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s Determination or Tenant’s Determination is the closest to the actual fair market rental rate, taking into account the requirements of Section 2.2(d) regarding the same. Each such arbitrator shall be appointed within fifteen (15) business days after the Outside Agreement Date.

(ii)            Within fifteen (15) days of the date of the appointment of the last appointed arbitrator, the two arbitrators so appointed shall meet and attempt to reach a decision as to whether the parties shall use Landlord’s Determination or Tenant’s Determination, and shall notify Landlord and Tenant of their decision, if any.

(iii)            If the two arbitrators are unable to reach a decision, the two (2) arbitrators shall, within thirty (30) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be a broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(iv)            The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s Determination or Tenant’s Determination, and shall notify Landlord and Tenant thereof.

(v)            The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(vi)            If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the Outside Agreement Date, the arbitrator appointed by one (1) of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant

(vii)            If the two (2) arbitrators fail to agree upon and to appoint a third arbitrator, then either party may request the appointment of a third (3rd) arbitrator by the Superior Court in San Diego County, California

(viii)            Each of Landlord and Tenant shall pay the cost of the arbitrator appointed by it, and the other costs of Arbitration shall be paid by Landlord and Tenant equally

(f)

Notwithstanding anything above to the contrary the Extension Option is personal to the original Tenant executing this Lease (i.e., Lumena Pharmaceuticals, Inc., “Original Tenant”) or its Permitted Transferee (as hereinafter defined) and may be exercised only by the Original Tenant (and not any sublessee or other Transferee of Original Tenant’s interest in this Lease) or its Permitted Transferee while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the Original Tenant or Permitted Transferee. Unless the Option Term has commenced, at Landlord’s option in its sole discretion, the Extension Option shall expire upon a Transfer (as hereinafter defined). The Extension Option is not assignable separate and apart from this Lease, nor may the Extension Option be separated from this Lease in any manner, either by reservation or otherwise.

(g)

Tenant shall have no right to exercise the Extension Option, notwithstanding any provision of the grant of the Extension Option to the contrary, (i) during the time that Landlord has given Tenant a written notice of default under the terms of this Lease until the default identified in such notice is cured, (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) continuing until the obligation is paid, (iii) at any time after a default described in Sections 23.1(a), 23.1(d), 23.1(e) or 23.1(f) (without any necessity of Landlord to give notice of such default to Tenant as or if provided in such Sections) or a bankruptcy event, or (iv) if Landlord has given to Tenant three or more notices of default under Section 23.1(b) where a late charge has become payable under Section 23.7 for each of such defaults, or three or more notices of default under Section 23.1(c) whether or not the defaults are cured, during the 12 month period prior to the time that Tenant intends to exercise the Extension Option. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Option because of the provisions of Section 2.2(g). As used herein, “bankruptcy event” means (i) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease.

(h)

Notwithstanding the valid exercise of the Extension Option, the Extension Option and such exercise may, at Landlord’s option, in its sole discretion, be nullified by Landlord and deemed of no further force or effect, and notwithstanding that Tenant has effectively exercised the Extension Option, if after the date of such exercise (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of 30 days after such obligation becomes due, or (ii) Tenant fails to commence to cure a default specified in Section 23.1(c) within thirty (30) days after the date that Landlord gives notice to Tenant of such default and/or Tenant fails thereafter to diligently prosecute said cure to completion, or (iii) an Event of Default (as hereinafter defined) or a bankruptcy event occurs.

2.3

Early Occupancy.  So long as no Event of Default exists, Tenant shall be permitted to enter the Premises upon mutual execution and delivery of the Lease by Landlord and Tenant until the Commencement Date (the “Early Occupancy Period”) for the sole purpose of installing Tenant’s cabling, security system, furniture, fixtures and equipment in the Premises; provided, however, that (a) Tenant shall provide Landlord with copies of certificates of insurance, complying in all respects with the terms of this Lease for all insurance required to be provided hereunder prior to entering the Premises, (b) Tenant shall have obtained any and all governmental approvals required for its occupancy of the Premises during the Early Occupancy Period, (c) Landlord may impose any restrictions and conditions on the Early Occupancy Period which Landlord deems reasonably necessary, (d) Tenant shall schedule such entry during the Early Occupancy Period with Landlord’s property manager and shall not interfere with or disrupt Landlord’s contractors performing work in or around the Premises, including, without limitation, Landlord’s Work (as hereinafter defined), and (e) the Early Occupancy Period shall be subject to all of the terms and conditions of the Lease except that Tenant will not be obligated to pay Monthly Basic Rent or Excess Expenses during the Early Occupancy Period unless Tenant conducts business in the Premises during any portion of the Early Occupancy Period, but Tenant shall be responsible for all Electricity Utility Charges, and the Early Occupancy Period shall not advance the Expiration Date. If Tenant violates the terms of this Section 2.2 and fails to cure such violation within twenty-four (24) hours notice from Landlord, Landlord may suspend Tenant’s rights under this Section 2.2 (without affecting Tenant’s obligations under this Lease). During the Early Occupancy Period, Tenant agrees to take all necessary action to protect the safety of Tenant and the Tenant Parties (as hereinafter defined). Tenant hereby releases and discharges the Landlord Indemnified Parties (as hereinafter defined) from and against any and all claims by Tenant and the Tenant Parties of loss, damage or injury to persons or property, including without limitation any product inventory, which is alleged to have occurred during the Early Occupancy Period, except to the extent resulting solely from the gross negligence or willful misconduct of Landlord and not covered by the Tenant’s insurance or insurance which Tenant is obligated to maintain under this Lease. Landlord makes no representation or warranty concerning the safety of the Premises during the Early Occupancy Period.

3.    Rent.

3.1

Basic Rent.  Tenant agrees to pay Landlord, as basic rent for the Premises, the Monthly Basic Rent in the amounts designated in Section 1.8 of the Summary. The Monthly Basic Rent shall be paid by Tenant in monthly installments in the amounts designated in Section 1.8 of the Summary in advance on the first day of each and every calendar month during the Term, without demand, notice, deduction or offset except that the first (1st) full month’s Monthly Basic Rent shall be paid upon Tenant’s execution and delivery of this Lease to Landlord. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to a thirty (30) day month, and if the Commencement Date occurs in such a partial month, Tenant shall pay such prorated Monthly Basic Rent on the date that the Commencement Date occurs. The Monthly Basic Rent for the second (2nd) full calendar month of the Initial Term through the fifth (5th) full calendar month of the Initial Term (the “Rental Abatement Amount”) shall abate (the “Rental Abatement”); provided, however, that (i) there shall be no abatement of additional rent (as hereinafter defined), (ii) upon an Event of Default (other than an Event of Default as to which Landlord has accepted a cure), there shall be no further Rental Abatement and (iii) if an Event of Default results in a termination of this Lease or Landlord’s exercise of remedies pursuant to California Civil Code Section 1951.4 or if a bankruptcy event (as hereinafter defined) occurs, the unamortized portion of the Rental Abatement Amount previously realized by Tenant as of such Event of Default or bankruptcy event (assuming that the Rental Abatement Amount accrues interest at the Interest Rate, compounded monthly, and is amortized over the Term on a straight line basis in equal monthly amounts) shall be immediately due and payable by Tenant to Landlord as additional rent.

3.2

Additional Rent.  All amounts and charges payable by Tenant under this Lease in addition to the Monthly Basic Rent described in Section 3.1 above (including, without limitation, payments for insurance, repairs and parking, if any, and Excess Expenses) shall be considered “additional rent” for the purposes of this Lease, and the word “rent” in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Basic Rent is referenced. The Monthly Basic Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior notice or demand therefor and without any deduction or offset whatever, in lawful money of the United States of America. Landlord expressly reserves the right to apply any payment received to Monthly Basic Rent or any other items of rent that are not paid by Tenant.

4.    Common Areas; Operating Expenses.

4.1

Definitions; Tenant’s Rights.  During the Term of this Lease, Tenant shall have the non-exclusive right to use, in common with other tenants in the Project, and subject to the Rules and Regulations referred to in Section 6 below, those portions of the Project (the “Project Common Areas”) not leased or designated for lease to tenants that are designated by Landlord from time to time for use in common by Landlord, Tenant and any other tenants of the Project (or by the sublessees (agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public; provided, however, that Landlord may, from time to time, temporarily designate portions of the Project Common Areas for the exclusive use of certain tenants of the Project so long as Tenant has access to the Premises and the Parking Facility. The Project Common Areas shall include, without limitation, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Project, any pedestrian walkway system, park or other facilities located on the Site and open to the general public. The portions of the Project Common Areas appurtenant to the Building shall be referred to herein as the “Building Common Areas” and shall include, without limitation, the following areas:

(a)

the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant’s premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and

(b)	the Parking Facilities, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building.

The Building Common Areas and the Project Common Areas shall be referred to herein collectively as the “Common Areas.”

4.2

Landlord’s Reserved Rights.  Landlord reserves the right from time to time to use any of the Common Areas and to do any of the following provided that access to the Premises and the Parking Facility is maintained and the parking ratio of four parking privileges per one thousand (1,000) square feet of useable area in the Project is not adversely affected (subject to Force Majeure Events):

(a)	expand the Building and construct or after or remove other buildings or improvements on the Site;

(b)

make any changes, additions, improvements, repairs or replacements in or to the Project, the Site, the Common Areas, the Building (including the Premises if required to do so by any law or regulation) and/or any other building located on the Site and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and, subject to Section 6.2 parking spaces and parking areas;

(c)	close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, Site and/or Building;

(d)

perform such other acts and make such other changes with respect to the Project, Site, Common Areas and Building, as Landlord may, in the exercise of its good faith business judgment, deem to be appropriate;

(e)

form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, parking areas, public and private streets, plazas, courtyards, transportation facilitation areas and/or other Common Areas located outside of the Building and, subject to Section 4.4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses; and

(f)	perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

Tenant hereby agrees that Landlords actions pursuant to this Section 4.2 shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from Landlord’s actions with respect to this Section 4.2 nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from Landlord’s actions with respect to this Section 4.2 or for any inconvenience or annoyance occasioned by Landlord’s actions with respect to this Section 4.2. Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease; provided that Tenant at all times has a means of access to the Premises (subject to a temporary interruption due to Force Majeure Events or necessary maintenance or testing of building or project systems that cannot reasonably be performed without interruption of such access).

4.3

Excess Expenses.  In addition to the Monthly Basic Rent required to be paid by Tenant pursuant to Section 3.1 above, during each month during the Term of this Lease (after the Base Year noted in Section 1.10 of the Summary), Tenant shall pay to Landlord the amount by which Tenant’s Percentage of Operating Expenses for such calendar year exceeds Landlord’s Contribution to Operating Expenses (such amount shall be referred to in this Section 4 as the “Excess Expenses”), in the manner and at the times set forth in the following provisions of this Section 4.

4.4

Definition of Operating Expenses.  As used in this Lease, the term “Operating Expenses” shall consist of all costs and expenses (paid or incurred) of operation, ownership, maintenance, repair and replacement of the Project and the Common Areas as determined by Landlord utilizing standard accounting practices calculated assuming the Project is ninety-five percent (95%) occupied. If the occupancy of the Project during any part of any Lease Year is less than ninety-five percent (95%), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Lease Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Project, as applicable, been ninety-five percent (95%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Lease Year. For purposes of this Section 4.4, “variable components” include only those component expenses that are affected by variations in occupancy levels. Operating Expenses include the following costs by way of illustration but not limitation: (a) Real Property Taxes and Assessments (as defined in Section 4.5 below) and any taxes or assessments imposed in lieu thereof; (b) any and all assessments imposed pursuant to any covenants, conditions and restrictions affecting the Project; (c) except to the extent paid by Tenant as part of Electricity Utility Charges (as defined in Section 16.2 below), water, pure water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities; (d) except to the extent paid by Tenant as part of Electricity Utility Charges, utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; (e) costs of insurance obtained by Landlord pursuant to, or contemplated by, Section 21 of this Lease and any deductibles thereunder and including Landlord’s costs of any self insurance deductible or retention; (f) except to the extent paid by Tenant as part of Electricity Utility Charges, waste disposal and janitorial services; (g) security; (h) costs incurred in the management of the Project , including, without limitation: (1) supplies, (2) wages, salaries, benefits, pension payments, fringe benefits, uniforms and dry-cleaning thereof (and payroll taxes, insurance and similar governmental charges related thereto) of employees used in the operation, management and maintenance of the Project, (3) the rental of personal property used by Landlord’s personnel in the maintenance, repair and operation of the Project, (4) management office expenses including rent, office supplies, materials therefor and operating costs, (5) accounting fees, legal fees and real estate consultant’s fees, and (6) a management/administrative fee; (i) supplies, materials, equipment and tools; (j) repair, replacement and maintenance of the elevators, the structural portions of the Project, the plumbing, heating, ventilating, air-conditioning, electrical and other utility systems installed or furnished by Landlord; (k) maintenance, costs and upkeep of all parking and Common Areas; (I) amortization on a straight-line basis over the useful life (as reasonably determined by Landlord), together with interest at the Interest Rate (as defined in Section 1.14 of the Summary of this Lease) on the unamortized balance of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) intended to produce a reduction in operating charges or energy consumption or effect other economies in the operation or maintenance of the Project; or (2) required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project or any part thereof or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 U.S.C. 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any covenants, conditions and restrictions or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, “Applicable Laws”); (3) for repair or replacement of any equipment or improvements needed to operate and/or maintain the Project at the same quality levels as prior to the repair or replacement; or (4) which are reasonably determined by Landlord to be in the best interests of the Project; provided, however, that all costs of a capital nature which do not exceed $10,000 shall be fully expensed when incurred; (m) costs and expenses of gardening and landscaping; (n) maintenance of signs; (o) personal property taxes levied on or attributable to personal property used in connection with the Project; (p) license, permit and inspection fees; (q) legal, accounting, inspection and consultation fees incurred in connection the operation of the Project; and (r) costs and expenses of repairs, resurfacing, degreasing, washing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves. For purposes of determining Landlord’s Contribution to Operating Expenses, Operating Expenses shall not include (i) one-time special assessments, charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, (ii) market-wide labor-rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes, (iii) utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and (iv) costs of any capital items or amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years). If in any calendar year subsequent to the Base Year, the amount of Operating Expenses decreases due to a reduction in the cost of providing utilities, security and/or other services to the Project for any reason, including without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities and/or service providers, then for purposes of the calendar year in which such decrease in Operating Expenses occurred and all subsequent calendar years, the Operating Expenses for the Base Year shall be decreased by an amount equal to such decrease. Notwithstanding anything to the contrary contained herein, Operating Expenses in any year subsequent to the Base Year shall always be deemed to be at least equal to the aggregate Operating Expenses in the Base Year.

Notwithstanding anything to the contrary contained herein, Operating Expenses shall not include the following: (i) advertising and leasing commissions; (ii) repairs and restoration to the extent paid for by the proceeds of any insurance policies or amounts to the extent otherwise reimbursed by a third party to Landlord or to the extent paid by any other third party source (other than by tenants paying their share of Operating Expenses), net of collection costs; (iii) Project financing costs, ground lease rental or depreciation; (iv) the cost of special services to Project tenants for which a special charge is made; (v) the costs of repair of casualty damage or for restoration following condemnation to the extent reimbursed by insurance proceeds or condemnation awards (net of collection costs); (vi) the costs, including permit costs and supervision fees, incurred for the installation of tenant improvements; (vii) the legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to Landlord’s or any tenant’s bad faith violation of any Project lease; (viii) costs incurred: (A) to comply with Applicable Laws with respect to any Hazardous Materials (as hereinafter defined) which were in existence in, on, under or about the Project (or any portion thereof) prior to the date hereof, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; and/or (B) with respect to Hazardous Materials which are disposed of or otherwise introduced into, on, under or about the Project after the date hereof by Landlord or Landlord’s agents or employees and are of such a nature, at time of disposition or introduction, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; provided, however, Operating Expenses shall include costs incurred in connection with the clean-up, remediation, monitoring, management and administration of (and defense of claims related to) the presence of (1) Hazardous Materials used by Landlord (provided such use is not negligent and is in compliance with Applicable Laws) in connection with the operation, repair and maintenance of the Project to perform Landlord’s obligations under this Lease (such as, without limitation, fuel oil for generators, cleaning solvents, and lubricants) and which are customarily found or used in office buildings and (2) Hazardous Materials created, released or placed in the Premises, Building or the Project by Tenant (or Tenant’s affiliates or their tenants, contractors, employees or agents) prior to or after the date hereof; (ix) the attorneys’ fees incurred for negotiating and preparing letters of intent, leases, subleases and/or assignments, space planning costs, and other costs incurred for lease, sublease and/or assignment negotiations and transactions with present or prospective Project tenants or occupants; (x) the expenses for services or other benefits which are not available to Tenant (other than as the result of an Event of Default); (xi) the overhead and profit paid to Landlord or its subsidiaries or affiliates for goods and/or services to the extent the same exceeds the costs of such goods and/or services rendered by qualified, third parties on a competitive basis; (xi) the costs arising from Landlord’s charitable or political contributions; (xiii) the costs (other than ordinary maintenance and insurance) for objects of art; (n) the interest and penalties resulting from Landlord’s failure to pay Operating Expense when due; (xiv) Landlord’s general corporate overhead and general and administrative expenses, and costs for the operation of the entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling or mortgaging Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Project operation, disputes of Landlord with management, or outside fees paid for disputes with other Project tenants or occupants (except to the extent such dispute is based on Landlord’s good faith efforts to meet Landlord’s obligations under this Lease); (xv) the costs arising from the gross negligence or willful misconduct of Landlord; and (xvi) the management office rent to the extent it exceeds fair market rent for such space.

Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses between the Building and/or among different tenants of the Project and/or different buildings of the Project as and when such different buildings are constructed and added to (and/or excluded from) the Project or otherwise (the “Cost Pools”). Such Cost Pools may include, without limitation, the office space tenants and industrial space tenants of the Project or of a building or buildings in the Project. Such Cost Pools may also include an allocation of certain Operating Expenses within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses and/or the provision of various services and amenities thereto, including allocation of Operating Expenses in any such Cost Pools.

4.5

Definition of Real Property Taxes and Assessments.  All Real Property Taxes and Assessments shall be adjusted to reflect an assumption that the Project is fully assessed for real property tax purposes as a completed building(s) ready for occupancy. As used in this Lease, the term “Real Property Taxes and Assessments” shall mean: any form of assessment, license fee, gross receipts or rental receipts tax, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water, pure water and sewer rents and charges, utilities and communications taxes and charges, ad valorem taxes, personal property taxes, embellishments, use and occupancy taxes, transit taxes, excises and similar or dissimilar impositions imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof presently in existence or by others subsequently created, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against (or constitute a lien on) the Project or any part thereof or the facilities used in connection therewith or against any legal or equitable interest of Landlord in the foregoing, and any costs and expenses of contesting the validity of the same (which costs and expenses shall be included in Real Property Taxes and Assessments for the Lease Year in which paid), including the following by way of illustration but not limitation:

(a)	any tax on Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises;

(b)

any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Real Property Taxes and Assessments” for the purposes of this Lease;

(c)

any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the Project or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(d)	any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(e)

any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part.

Notwithstanding the foregoing, if after the Commencement Date Real Property Taxes and Assessments are reduced, then for purposes of all subsequent calendar years including the calendar year in which the reduction occurs, Landlord’s Contribution to Operating Expenses shall be proportionately reduced. Real Property Taxes and Assessments for any year subsequent to the Base Year shall always be deemed to be at least equal to the amount Real Property Taxes and Assessments for the Base Year. Notwithstanding the foregoing provisions of this Section 4.5 above to the contrary, “Real Property Taxes and Assessments” shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes.

4.6

Estimate Statement.  By the first day of April of each calendar year during the Term of this Lease (after the Base Year noted in Section 1.10 of the Summary) or as soon thereafter as reasonably possible, Landlord shall deliver to Tenant a statement (“Estimate Statement”) estimating in reasonable detail the Operating Expenses for the current calendar year and the estimated amount of Excess Expenses payable by Tenant. Landlord shall have the right no more than once in any calendar year to deliver a revised Estimate Statement showing the Excess Expenses for such calendar year if Landlord determines that the Excess Expenses are greater than those set forth in the original Estimate Statement (or previously delivered revised Estimate Statement) for such calendar year. The Excess Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular Monthly Basic Rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Excess Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular Monthly Basic Rent payments for the balance of the calendar year and shall continue until the next calendar year’s Estimate Statement (or current calendar year’s revised Estimate Statement) is received.

4.7

Actual Statement.  By the first day of April of each succeeding calendar year during the Term of this Lease or as soon thereafter as reasonably possible, Landlord shall deliver to Tenant a statement (“Actual Statement”) in reasonable detail of the actual Operating Expenses and Excess Expenses for the immediately preceding calendar year. If the Actual Statement reveals that Excess Expenses were over-stated or under-stated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Section 4.6 above, then within ninety (90) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such under-payment, or, Landlord shall credit Tenant against the next monthly rent falling due, the amount of such over-payment, as the case may be; provided, however, that if the Lease has expired or will expire in accordance with its terms prior to the full application of such credit, then Landlord will promptly pay to Tenant such amount that will not be applied as a result thereof. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current calendar year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such calendar year. If Tenant disputes the amount of Operating Expenses stated in the Actual Statement for that year, Tenant may, at its sole expense, designate, within ninety (90) days after receipt of that Actual Statement, an independent certified public accountant acceptable to Landlord to inspect Landlord’s records. Tenant is not entitled to request that inspection, however, if an Event of Default exists. The accountant must be a member of a nationally recognized accounting firm, must not charge a fee based on the amount of Operating Expenses that the accountant is able to save Tenant by the inspection and must not have represented any other past or present tenant of the Project in connection with an audit of Operating Expenses. Tenant must give reasonable notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord’s offices at a reasonable time or times and must be concluded within one hundred twenty (120) days after Tenant’s receipt of such Actual Statement. Tenant may only cause one inspection of each Actual Statement. If, after that inspection, Tenant still disputes the Operating Expenses, a certification of the proper amount shall be made, at Tenant’s expense, by Landlord’s independent certified public accountant. That certification shall be final and conclusive. If Operating Expenses are determined by such certification to have been overstated by Landlord for any calendar year by in excess of ten percent (10%), then Landlord shall pay the cost of the accountant providing the certification described above up to a maximum amount of $1,500. If Tenant fails to designate an accountant meeting the requirements of this Section 4.7 within ninety (90) days after receipt of such Actual Statement or fails to complete such inspection within one hundred twenty (120) days after Tenant’s receipt of such Actual Statement, such Actual Statement shall be deemed conclusive and binding on Tenant. As a condition precedent to any inspection by Tenant’s accountant, (x) Tenant and such accountant shall enter into Landlord’s standard form audit agreement, (y) Tenant’s accountant must agree not to represent any other present or future tenant at the Project in connection with an audit of Operating Expenses, and (z) Tenant shall deliver to Landlord a copy of Tenant’s written agreement with such accountant, which agreement shall include provisions which state that (i) Landlord is an intended third party beneficiary of such agreement, (ii) such accountant prepare written findings of its inspection and shall deliver a copy of the same to Landlord , and (iii) such accountant shall maintain in strict confidence any and all information obtained in connection with the review and shall not disclose such information to any person or entity other than to the management personnel of Tenant. An overcharge of Operating Expenses by Landlord shall not entitle Tenant to terminate this Lease. Tenant acknowledges and agrees that, except as set forth in this Section 4.7 Tenant has no right to challenge or audit the Operating Expenses.

4.8

No Release.  Any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to this Section 4 shall not constitute a waiver of its right to receive Tenant’s payment of Excess Expenses, nor shall it relieve Tenant of its obligations to pay Excess Expenses pursuant to this Section 4, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until ten (10) business days after receipt of such statement.

4.9

Arbitration.  If a dispute arises under Sections 4.3, 4.4, 4.5, 4.6, 4.7 or 4.8 above, the dispute shall be settled by binding arbitration administered by the American Arbitration Association (the “Association”) except as modified herein. The arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the Association, provided, however, that the arbitration proceedings shall be conducted before an arbitrator who (a) is a practicing attorney in the City of San Diego, California for at least the prior twenty (20) years, and (b) has at least twenty (20) years’ experience as a practicing attorney primarily representing landlords and tenants in real estate transactions involving the leasing of commercial, office and industrial real estate. The arbitration shall take place in the City of San Diego, California. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the Association. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrators in his or her award or decision, subject to the last sentence of this section. No arbitrable dispute shall be deemed to have arisen under this Section 4.9 (a) prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof, and (b) where Tenant disputes the amount of a Tenant payment required hereunder, prior to Tenant paying in full the amount billed by Landlord, including the disputed amount. The prevailing party in such arbitration shall be reimbursed for its expenses, including reasonable attorneys’ fees. Notwithstanding the foregoing, in no event shall this Section 4.9 affect or delay Landlord’s unlawful detainer rights under California law. Except as may be required by law or reasonably necessary to implement any award, the arbitrator shall not and each of Landlord and Tenant agrees that it shall not, and shall cause its lawyer and/or other representatives or consultants or witnesses not to, disclose the existence, content or result of any arbitration hereunder.

5.    Security Deposit.  Concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord the Security Deposit designated in Section 1.11 of the Summary. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during or with respect to the Term, including without limitation, the payment of Excess Expenses; provided, however, that if no Event of Default has occurred as of the first (1st) anniversary of the Commencement Date, the amount of the Security Deposit shall be reduced to $29,749.50 and Landlord shall refund to Tenant the sum of $19,833 of the original $49,582.50 Security Deposit, and if no Event of Default has occurred as of the second (2nd) anniversary of the Commencement Date, the amount of the Security Deposit shall be reduced to $9,916.50 and Landlord shall refund to Tenant the sum of $19,833 of the reduced $29,749.50 Security Deposit. The refunds described in this Section 5 above shall be paid to Tenant within thirty (30) days of each such anniversary date. The Security Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord’s damages in any case of Tenants default. If Tenant defaults with respect to any of its obligations under this Lease, including without limitation the provisions relating to payment of rent, the removal of property at the end of the term, the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, whether before or after enforcing its remedies against Tenant, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant’s default. In no event shall Landlord be required to apply the Security Deposit in order to exercise its other remedies under this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and the failure to do so shall constitute a default (without the necessity of further notice or the expiration of additional time) by Tenant under this Lease. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Landlord determines that Tenant has fully and faithfully performed every provision of this Lease to be performed by it, Landlord shall return the Security Deposit or any balance thereof to Tenant within sixty (60) days following the expiration of the Term and upon returning the Security Deposit or any balance thereof to Tenant or its assignee of its leasehold interest under this Lease, Landlord shall be released of all liability with respect to the Security Deposit; provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with this Lease has been determined and paid in full. If Landlord sells its interest in the Building during the Term, Landlord shall deposit with the purchaser the Security Deposit (or balance thereof), and, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit. Upon termination of the original Landlord’s or any successor owners interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord’s or such successor owners complying with California Civil Code Section 1950.7. Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. Tenant also waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any of the Tenant Parties. The Security Deposit shall not be a limitation on Landlord’s damages or other rights and remedies available under this Lease.

6.    Use.

6.1

General.  Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Tenant shall observe and comply with the “Rules and Regulations” attached hereto as Exhibit “E”, and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project or the Building of any such

Rules and Regulations. Tenant shall not permit occupancy levels in the Premises in excess of one (1) person per two hundred twenty-five (225) rentable square feet. Tenant shall, at its sole cost and expense, observe and comply with all requirements of all recorded covenants, conditions and restrictions now or hereafter affecting the Premises (Tenant acknowledging and agreeing that this Lease and the provisions hereof are subject to such covenants, conditions and restrictions whether recorded against the Project prior to or after the date of this Lease) and all Applicable Laws relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises (whether, except as otherwise expressly provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises, regardless of the period of time remaining in the Lease Term). Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Site or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or Building, (b) for any purpose which Landlord, in its reasonable discretion, deems to be improper, immoral, unlawful or dangerous, (c) in any manner which constitutes a public or private nuisance or might introduce offensive odors or conditions into other portions of the Project or which might make undue noise or set up vibrations in or about the Project, (d) in any manner which might increase the premiums paid by Landlord for fire and extended coverage insurance on the Project or its contents or cause a cancellation of any insurance policy covering the Project or any part thereof or any of its contents. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project or the Building, or injure or annoy them or disturb their quiet enjoyment. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building, the Project or the Site, nor commit or suffer to be committed any waste in, on or about the Premises. Should Tenant violate the provisions of this Section 6.1 and the same is not cured within five (5) business days after notice from Landlord it shall constitute an Event of Default by Tenant under this Lease (without any additional notice or right to cure) and shall enable Landlord to resort to any of its remedies hereunder. In no event shall the Premises be used or occupied by any person or entity engaged in the production, marketing, sale or distribution of pornographic material or so-called “adult entertainment.”

6.2	Parking.

(a)

During the Term, subject to Force Majeure Events, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the number of parking privileges specified in Section 1.16 of the Summary hereof for use by Tenant’s employees in the common parking areas for the Building within the Project, as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided the number of parking privileges designated in Section 1.16 of the Summary. In addition, Landlord may, in its sole discretion, assign any unreserved and unassigned parking privileges, and/or make all or a portion of such privileges reserved.

(b)

In addition to such parking privileges for use by Tenant’s employees, Landlord shall permit access to the parking areas for Tenant’s visitors, subject to availability of spaces and payment (by validation charges or otherwise) of daily visitor parking charges therefor as may be established and adjusted by Landlord from time to time.

(c)

The use of the parking areas shall be subject to the Parking Rules and Regulations contained in Exhibit “E” attached hereto and any other reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord’s parking operators from time to time, including any system for controlled ingress and egress and charging visitors and invitees, with appropriate provision for validation of such charges. Tenant shall not use more parking privileges than its allotment described in Section 1.16 of the Summary and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Project or for such other uses as visitor parking. Tenant’s parking privileges shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

6.3

Signs and Auctions.  Tenant shall be entitled, at Landlord’s cost and expense, to one (1) Building standard identification sign on or near the entry doors of the Premises. Such sign shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, in its reasonable discretion. Except for such identification sign, Tenant may not install any signs on the exterior or roof of the Building or in or on the Project or the Project Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or Site. Tenant shall, at Landlord’s expense, be entitled to one (1) Building standard line on the Building directory to display Tenant’s name and suite number.

6.4

Hazardous Materials.  Tenant will (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to time under any Environmental Laws (as defined below) applicable to Tenant or the Premises and (ii) be and remain in compliance in all respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term “Environmental Law” means any past, present or future federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto; all applicable California requirements, including, but not limited to, Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health and Safety Code and Title 22 of the California Code of Regulations, Division 4.5, Chapter 11, and any policies or rules promulgated thereunder as well as any County or City ordinances that may operate independent of, or in conjunction with, the State programs, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Section 6.1. “Environmental Permits” means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Law. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease) in quantities not violative of Environmental Law and in accordance with Environmental Law, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, the “Tenant Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Prior to the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of the Tenant Parties (the “Remediation”). Tenant shall perform the Remediation in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Law and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. If Tenant fails to perform the Remediation within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform the Remediation), perform the Remediation at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing the Remediation within ten (10) days after Landlord’s request therefor. The Remediation performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Law. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord, in its sole discretion. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, the “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, diminution in value and loss of rental income, punitive damages, clean-up, removal, remediation, encapsulation, management program costs and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from (a) the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of the Tenant Parties and/or (b) any breach by Tenant or any of the Tenant Parties this Section 6.4, regardless of whether Tenant had knowledge of such breach. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities and any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Law or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Law or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of the Tenant Parties, Landlord shall have the right, but not the obligation, to cause Tenant , at Tenant’s sole cost and expense, to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s). At all times during the Term of this Lease, at Tenant’s expense, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. Tenant will, upon the request of Landlord or any mortgagee at any time during which Tenant is in default under this Lease, cause to be performed an environmental audit of the Premises at Tenant’s expense by an established environmental consulting firm reasonably acceptable to Landlord and Landlord’s mortgagee(s). As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any Environmental Laws, including, without limitation, asbestos, mold, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. For purposes of Environmental Law, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility”

and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any of the Tenant Parties and the wastes, by-products, or residues generated, resulting, or produced therefrom. The provisions of this Section 6.4 will survive the expiration or earlier termination of this Lease.

7.    Payments and Notices.  All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing upon reasonable prior notice. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission sent by a machine capable of confirming transmission receipt, with a hard copy of such notice delivered no later than one (1) business day after facsimile transmission by another method specified in this Section 7, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address designated in Section 1.1 of the Summary. Either party may, by prior written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs. For purposes of this Section 7, a “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service.

8.    Brokers.  Landlord has entered into an agreement with the real estate broker specified in Section 1.13 of the Summary as representing Landlord (“Landlord’s Broker”), and Landlord shall pay any commissions or fees that are payable to Landlord’s Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord’s Broker and the broker specified in Section 1.13 of the Summary as representing Tenant (“Tenant’s Broker”). Any commissions or fees payable to Tenants Broker with respect to this Lease shall be paid exclusively by Landlord’s Broker. Tenant represents and warrants to Landlord that no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease on account of its acts or omissions. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. This Section 8 shall survive the expiration or earlier termination of this Lease.

9.    Surrender; Holding Over.

9.1

Surrender of Premises.  Subject to Section 9.4 upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted, with all of Tenant’s personal property (and those items, if any, of Tenant Changes (as hereinafter defined) identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month-to-month tenancy consented to by Landlord pursuant to Section 9.2 below), with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord’s rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. This Section 9.1 shall survive the expiration or earlier termination of this Lease.

9.2

Hold Over With Landlord’s Consent.  Subject to Section 9.4 if, with Landlord’s express written consent, Tenant remains in possession of the Premises after the expiration or earlier termination of the Term, Tenant shall become a tenant from month-to-month upon the terms and conditions set forth in this Lease (including Tenant’s obligation to pay all Excess Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Tenant shall pay an entire month’s Monthly Basic Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.2. This Section 9.2 shall not be construed to create any expressed or implied right to holdover beyond the expiration of the Lease Term or any extension thereof.

9.3

Hold Over Without Landlord’s Consent.  If Tenant holds over after the expiration or earlier termination of the Term, without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Excess Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month’s Monthly Basic Rent calculated in accordance with this Section 9.3 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.3.

9.4

Permitted Holdover.  Notwithstanding the foregoing, so long as no Event of Default has occurred (other than an Event of Default as to which Landlord has accepted a cure), the Original Tenant shall have the one-time right (the “Holdover Option”), upon notice (the “Holdover Notice”) to Landlord not less than six (6) months prior to the expiration of the then current Term, to extend the Term for the entire Premises for a period of three (3) months (the “Permitted Holdover Term”); provided, however that the Permitted Holdover Term shall not extend the period by which Tenant must exercise the Extension Option. The Monthly Basic Rent payable by Tenant during the Permitted Holdover Term shall equal one hundred twenty-five percent (125%) of the Monthly Basic Rent applicable during the last rental period of the Term. Tenant shall pay all other sums due under this Lease (including, without limitation, additional rent) during the Permitted Holdover Term in accordance with the terms of this Lease. Tenant shall not be liable for any damages suffered by Landlord as a result of Tenant’s holdover occupancy of the Premises during the Permitted Holdover Term. Tenant may terminate the Permitted Holdover Term upon thirty (30) days’ prior notice to Landlord. Once given, the Holdover Notice is irrevocable. Any exercise of the Holdover Option shall, at Landlord’s election by written notice to Tenant within ten (10) days after Tenant’s exercise of the Holdover Option, be ineffective if an Event of Default exists at the time of exercise of the Holdover Option (and the foregoing shall not extend the period during which Tenant may exercise the Holdover Option) or at the end of the Term (without regard to the Permitted Holdover Term) or if Original Tenant has assigned this Lease as of the end of the Term (without regard to the Permitted Holdover Term) other than to a Permitted Transferee. If Tenant shall fail to properly exercise the Holdover Option, the Holdover Option shall terminate and be of no further force and effect, and if this Lease shall terminate for any reason, then immediately upon such termination, the Holdover Option shall simultaneously terminate and become null and void.

9.5

No Effect on Landlord’s Rights.  The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

10.  Taxes on Tenant’s Property.   Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Changes or other alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building’s standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord’s property, Landlord may, after written notice to Tenant, pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) days after demand by Landlord.

11.  Condition of Premises; Repairs.

11.1

Condition of Premises; Landlord’s Work; Cabling Allowance.  Tenant acknowledges and agrees that it has had an opportunity to inspect the Premises, the Building, the Site and the Project, and finds the same in good and satisfactory condition and repair. Tenant accepts the Premises, the Building, the Site and the Project in their “then as-is” condition as of the date hereof. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Site or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Site, the Premises, Landlord’s Work, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord completed and without any obligation on Landlord’s part to make any alterations, upgrades or improvements thereto. Notwithstanding the foregoing, (a) as of the Commencement Date, Landlord represents and warrants that (i) the equipment and Building systems (including, without limitation, the HVAC and mechanical systems) serving the Premises are in good working order, and (ii) except for variances applicable to the Project and those laws, rules, regulations or ordinance as to which the Project is grandfathered, the Project (other than the tenant spaces, but including the Premises) comply in all material respects with all laws, rules, regulations or ordinances applicable thereto, including, without limitation, the American with Disabilities Act of 1990 and Title 24; provided, however, that if the foregoing representation is breached, as Tenant’s sole and exclusive remedy, Tenant may notify Landlord of such breach within ninety (90) days after the Commencement Date and, if Tenant so notifies Landlord, Landlord shall rectify the same at its sole cost and expense; and (b) at is sole cost and expense, Landlord shall (i) using Building standard materials and finishes, paint and carpet the Premises, (ii) pull power via 1-3 core drills to the location of Tenant’s work stations and via 1 core drill to Tenant’s conference table (in the locations specified on Exhibit C attached hereto), (iii) install a squirrel fan in the telco room in the Premises (in the location specified on Exhibit C), (iv) install a J-Box and backing to support a plasma television in the conference room in the Premises (in the location specified on Exhibit C) and (v) remove any cabling in the Premises as of the date hereof (collectively, “Landlord’s Work”). Landlord hereby assigns to Tenant all warranties and guaranties by its contractor relating to Landlord’s Work, which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, Landlord’s Work. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to remove Landlord’s Work upon the expiration of the Term. “Substantial Completion” shall be deemed to have occurred on the substantial completion of Landlord’s Work, subject to the completion of punchlist items. Provided that no Event of Default occurs, after the Commencement Date, by a single disbursement, Landlord shall reimburse Tenant’s actual third party costs of installing cabling in the Premises in an amount not to exceed Five Thousand Five Hundred Dollars ($5,500) (the “Cabling Allowance”). Payment of the Cabling Allowance shall be based upon invoices and such other information reasonably requested by Landlord, including, without limitation, unconditional lien waivers from all persons performing the cabling installation work or providing the material to be installed. Tenant shall have until ninety (90) days following the Commencement Date in which to submit one (1) request for disbursement of the Cabling Allowance in accordance with the terms of this Section 11.1, and any portion of the Cabling Allowance for which no request for payment has been submitted by Tenant within the applicable period described in this sentence or which is not part of the single disbursement to Tenant shall not be disbursed to Tenant, shall remain the separate property of Landlord and shall not be available to Tenant as a credit or offset against any obligations of Tenant under the Lease.

11.2

Landlord’s Repair Obligations.  Subject to Sections 18 and 19 of this Lease, Landlord shall, as part of the Operating Expenses, repair, maintain and replace, as necessary (a) the Building shell and other structural portions of the Building (including the roof and foundations), (b) the basic heating, ventilating, air conditioning (“HVAC”), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Premises (but not any above standard improvements installed in the Premises such as, for example, but by way of limitation, custom lighting, special or supplementary HVAC or plumbing systems or distribution extensions, special or supplemental electrical panels or distribution systems, or kitchen or restroom facilities and appliances to the extent such facilities and appliances are intended for the exclusive use of Tenant), and (c) the Common Areas; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any negligent act or omission of Tenant or any Tenant Parties, Tenant shall pay to Landlord, as additional rent, the reasonable costs of such maintenance, repairs and replacements. Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements in a good and workmanlike manner, unless Landlord shall fail to make such maintenance, repairs or replacements and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need therefor. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord’s expense and/or terminate this Lease as a result of any failure of Landlord to maintain or repair under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Sections 1932(1) and 1942(a) and any successive sections or statutes of a similar nature). Landlord shall not be liable under any circumstances for a loss of, or injury to, personal property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits or consequential or punitive damages, however occurring.

11.3

Tenant’s Repair Obligations.  Except for Landlord’s obligations specifically set forth in Sections 11.1, 11.2, 16.1, 18.1 and 19.2 hereof, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the Premises and all parts thereof including, without limitation, all Tenant Changes, all special or supplemental HVAC systems, electrical systems, pipes and conduits, located within the Premises, all fixtures, furniture and equipment, Tenant’s storefront (if any), Tenant’s signs, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen and/or restroom facilities and appliances located within the Premises to the extent such facilities and appliances are intended for the exclusive use of Tenant, if any, custom lighting, and any alterations, additions and other property located within the Premises in good condition and repair, reasonable wear and tear excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the gross negligence or willful misconduct of Landlord, its agents, contractors or employees or due to product defects. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

12.  Alterations.

12.1

Tenant Changes; Conditions.  Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, “Tenant Changes”) subject to and upon the following terms and conditions:

(a)

Notwithstanding any provision in this Section 12 to the contrary, Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) affect the Building’s structure, equipment, services or systems, including without limitation, the mechanical, electrical, HVAC systems of the Building or the proper functioning thereof, or Landlord’s access thereto; (iii) affect the outside appearance, character or use of the Project, the Building or the Common Areas or is visible from the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises. Tenant agrees specifically that no food, soft drink, or other vending machine shall be installed within the Premises, without the prior written consent of Landlord. Subject to the other terms and conditions of this Lease, including without limitation this Section 12, and provided that Landlord’s access rights with respect to the Premises, as set forth in this Lease, are not affected thereby, Tenant may install, at Tenant’s sole cost and expense, a primary or supplemental security system (such as a card key system) in the Premises (“Tenant’s Security System”). The plans and specifications for any such system shall be subject to Landlord’s prior written approval, and any such system must be compatible with the Building’s structure and systems. In no event shall Landlord have any liability or responsibility for the operation, maintenance or monitoring of any Tenant’s Security System and any additional costs incurred for any such monitoring, operation or maintenance and for any modification to the Building necessary as a result of the installation or operation of Tenant’s Security System shall be paid by Tenant. Tenant shall provide Landlord with a means (such as a card key or a code) of bypassing Tenant’s Security System at all times. On the expiration or earlier termination of this Lease, at Tenant’s sole cost and expense, Tenant shall remove Tenant’s Security System and restore the Premises to the condition existing prior to the installation of that system.

(b)

Before proceeding with any Tenant Change which is not otherwise prohibited in Section 12.1(a) above, Tenant must first obtain Landlord’s written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld. However, Landlord’s prior approval shall not be required for any Tenant Change which satisfies the following conditions (hereinafter a “Pre-

Approved Change”): (i) the costs of such Tenant Change does not exceed Five Thousand Dollars ($5,000.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant during the Term of this Lease do not exceed Fifteen Thousand Dollars ($15,000.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; (iv) the Tenant Change conforms to the then existing Building standards, (v) the Tenant Change is not prohibited in Section 12.1(a) above; (vi) the Tenant Change does not require a building permit; and (vii) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1.

(c)

After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(b) above), Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed; (ii) before proceeding with any Tenant Change (including any Pre-Approved Change), provide Landlord with ten (10) days’ prior written notice thereof; and (iii) pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Section 21 below, if Landlord elects in writing to insure such Tenant Changes. Landlord shall not be required to include the Tenant Changes under such insurance. If such Tenant Changes are not included in Landlord’s insurance, Tenant shall insure the Tenant Changes under its casualty insurance pursuant to Section 20.1(a) below. In addition, before proceeding with any Tenant Change, Tenant’s contractors shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Tenant Change; and (B) a completion and lien indemnity bond, or other surety, satisfactory to Landlord for such Tenant Change. Landlord’s approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s). Landlord may, at its option, at Tenant’s expense, require that Landlord’s contractors be engaged for any work upon the integrated Building mechanical or electrical systems or other Building or leasehold improvements. During the prosecution of the Tenant Changes, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises.

(d)

Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord’s engineers and other consultants (but not Landlord’s on-site management personnel) for review of all plans, specifications and working drawings for the Tenant Changes and for the incorporation of such Tenant Changes in the Landlord’s master Building drawings, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants together with (in any event) an administrative charge of five percent (5%) of the actual costs of such work. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Tenant Change, the actual, reasonable costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Tenant Changes to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

(e)

All Tenant Changes shall be diligently performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations of the Building or the then standards for the class “A” office buildings in San Diego, California; (iii) in compliance with all Applicable Laws; (iv) in such a manner so as not to interfere with the occupancy of any other tenant in the Project or Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Project or Building; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate. Upon the completion of the Tenant Change and upon request by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from each of Tenant’s contractors.

(f)

Throughout the performance of the Tenant Changes, (i) Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Section 20 of this Lease, and (ii) Tenant’s contractors shall work in harmony and not interfere with any laborer utilized by Landlord, Landlord’s contractors, laborers, or materialmen. If at any time entry upon the Project or the Premises by one or more persons furnishing labor or materials for Tenant Changes shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant.

12.2

Removal of Tenant Changes.  All Tenant Changes in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, that Landlord may, by written notice delivered to Tenant at any time prior to the date which is thirty (30) days before the expiration of the Lease Term (or immediately upon any sooner termination of this Lease) identify those items of the Tenant Changes (including, but not limited to, any voice and data cabling or other wiring and any pipes installed by Tenant in the Building, but excluding Landlord’s Work) which Landlord shall require Tenant to remove at the end of the Term of this Lease (and restore the Premises). Notwithstanding the foregoing, if, in response to Tenant’s request for Landlord’s approval of a specific Tenant Change, Landlord does not state that the Tenant Change must be removed or the Premises restored, Tenant shall not be required to remove the specific Tenant Change. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of the Tenant Changes. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal. In addition, if any Tenant Changes do not use materials that conform to the building standards used by Landlord at the time of the particular alteration, Tenant shall, at Tenant’s sole cost and expense, no later than the expiration of the Term (or no later than fifteen (15) days after the earlier termination of the Term) cause the improvements in the Premises to be restored to conform to Landlord’s building standard at Tenant’s sole cost and expense. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of the Tenant Changes.

12.3

Removal of Personal Property.  Except for desk or table-mounted printers, photocopiers, adding machines, office calculators, dictation equipment, personal computers, and other similar office equipment consistent with first-class general office use in class “A” office buildings in San Diego, California, Tenant shall not install within the Premises any fixtures, equipment, facilities, or other improvements without the specific written consent of Landlord. Tenant shall not install or use or permit the installation or use of any computer, larger than personal computer, or electronic data processing equipment in the Premises, without the prior written consent of Landlord. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and moveable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall promptly repair any damage caused by such removal.

12.4

Tenant’s Failure to Remove.  If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above (other than those which Tenant is not required to remove pursuant to the express terms of Section 12.2), or if Tenant fails to comply with its obligations under Section 12.3, Landlord may, at its option, treat such failure as a hold over pursuant to Section 9.3 above, and/or may (without liability to Tenant for loss thereof, at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with Applicable Laws; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under Applicable Laws. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13.  Liens.  Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Project, the Site, the Building or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant, or claimed to have been contracted for or undertaken by Tenant, or any other act or omission of Tenant or any of the Tenant Parties. Tenant shall, at Landlord’s request, provide Landlord with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Project; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics’ or materialman’s lien against the Premises or any portion of the Project. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record so that it no longer affects title to the Project, the Site, the Building or the Premises. If Tenant fails to cause such lien to be so released within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

14.  Assignment and Subletting.

14.1

Restriction on Transfer.  Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, condition or delay (except that Landlord shall in no event be obligated to consent to an encumbrance of this Lease or any transfer by operation of law), assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like shall sometimes be referred to as a “Transfer”). In no event may Tenant encumber or hypothecate this Lease. Any Transfer without Landlord’s consent shall constitute an Event of Default, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election. In addition, this Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord. For purposes of this Section 14 a sale, transfer, pledge, or hypothecation by Tenant of all or substantially all of its assets or all or substantially all of its stock, or if Tenant is a publicly traded corporation, a merger of Tenant with another corporation or a sale of fifty percent (50%) or more of its stock or a sale of substantially all its assets; or, if Tenant is a corporation (whose stock is not publicly traded), partnership, limited liability company or other entity, any direct or indirect transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, or the merger or consolidation of Tenant with or into another entity, shall be deemed a Transfer and shall be subject to all of the restrictions and provisions contained in this Section 14; provided that the sale or transfer of stock or ownership interest in Tenant shall not be deemed a Transfer for the purposes of this Section 14 and shall not require Landlord’s consent if (i) such sale or transfer occurs in connection with a bona fide financing or capitalization for the benefit of Tenant and not as a subterfuge to avoid the application of this Section 14 or (ii) such sale or transfer is in connection with an initial public offering.

14.2

Landlord’s Options.  If at any time or from time to time during the Term Tenant desires to effect a Transfer, Tenant shall deliver to Landlord, at least thirty (30) days prior to the date Tenant desires the Transfer to be effective (“Transfer Date”), written notice (“Transfer Notice”) setting forth the Transfer Date, the terms and provisions of the proposed Transfer, the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a “Transferee”), the nature of the proposed Transferee’s business, and any ownership or commercial relationship between Tenant and the proposed Transferee. Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee (if applicable) which have been certified or audited by a reputable independent accounting firm acceptable to Landlord or certified as being true and correct in all material respects by the chief financial officer of the proposed Transferee, and such other information concerning the proposed Transferee and the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Landlord shall have the option, other than with respect to a Permitted Transfer (as hereinafter defined) exercisable by written notice delivered to Tenant within thirty (30) days after Landlord’s receipt of the Transfer Notice, such financial statements and other information requested by Landlord, either to:

(a)

approve or disapprove such Transfer, which approval shall not be unreasonably withheld, conditioned or delayed (except that Landlord shall in no event be obligated to consent to an encumbrance of this Lease or any transfer by operation of law); or

(b)

sublet from Tenant that portion of the Premises (the “Subject Space”) which Tenant has requested to sublease at the rental and on the other terms set forth in this Lease prorated for the portion of the Premises to be sublet and for the term set forth in Tenant’s Notice, or, in the case of an assignment or encumbrance, terminate this Lease with respect to the entire Premises and recapture the Premises, which termination shall be effective thirty (30) days after Tenant’s receipt of Landlord’s notice.

If Landlord exercises its option to sublease any such space from Tenant following Tenant’s request for Landlord’s approval of the proposed sublease of such space, (i) Landlord shall be responsible for the construction of any partitions which Landlord reasonably deems necessary to separate such space from the remainder of the Premises, but Tenant shall, however, pay for painting, covering or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant, (ii) Landlord and any sub-subtenant or assignee of Landlord with respect to such subleased space shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and which are reasonably required for the use of such space. Landlord may sub-sublease such space or lease the Premises to any person, including, without limitation, Tenant’s proposed sublessee or assignee, (iii) to determine the new Monthly Basic Rent under this Lease in the event Landlord recaptures the Subject Space without terminating this Lease, the original Monthly Basic Rent under the Lease shall be multiplied by a fraction, the numerator of which is the rentable square feet of the Premises retained by Tenant after Landlord’s recapture and the denominator of which is the total rentable square feet in the Premises before Landlord’s recapture, and (iv) the Excess Expenses, to the extent that it is calculated on the basis of the rentable square feet within the Premises, shall be reduced to reflect Tenant’s proportionate share based on the rentable square feet of the Premises retained by Tenant after Landlord’s recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require a written confirmation of the amendments to this Lease necessitated by Landlord’s recapture of the Subject Space.

14.3

Additional Conditions; Excess Rent.  If for a Transfer Landlord does not exercise its sublease or termination option and instead approves of the proposed Transfer pursuant to Section 14.2(a) above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

(a)

the Transfer shall be on the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another twenty (20) days after receipt thereof to make the election in Sections 14.2(a) or 14.2(b) above), the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay rent, and all documents utilized by Tenant to evidence any Transfer for which Landlord’s consent has been requested and is required hereunder, shall be subject to prior approval (not to be unreasonably withheld, conditioned or delayed) by Landlord or its attorney;

(b)

no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant’s obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant’s obligations applicable to such portion) and the Transferee shall have executed Landlord’s standard form of consent; provided that the acceptance of any assignment of this Lease by the applicable assignee shall automatically constitute the assumption by such assignee of all of the remaining obligations of Tenant that accrue following such assignment. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing sublease or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in any or all such subleases;

(c)	no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

(d)

(i) in the case of an assignment other than to a Permitted Transferee (as hereinafter defined), fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of such Transfer after deducting the unamortized cost of reasonable leasehold improvements paid for by Tenant in connection with such assignment and reasonable cost of any real estate commissions incurred by Tenant in connection with such assignment, and (ii) in the case of a subletting other than to a Permitted Transferee, any rent or other economic consideration received by Tenant as a result of such Transfer which exceeds, in the aggregate, (A) the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased, but excluding any amortized tenant improvement costs, if any), plus (B) any reasonable brokerage commissions, attorneys’ fees and moving costs actually paid by Tenant in connection with such Transfer, shall be paid to Landlord within ten (10) days after receipt thereof as additional rental under this Lease, without affecting or reducing any other obligations of Tenant hereunder; and

(e)

If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefor (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the remaining obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

14.4

Reasonable Disapproval.  Landlord and Tenant hereby acknowledge that Landlord’s disapproval of any proposed Transfer pursuant to Section 14.2(a) shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two subleases of portions of the Premises being in effect at any one time during the Term; (b) intentionally omitted; (c) the proposed Transferee is an existing tenant of the Project or is negotiating with Landlord (or has negotiated with Landlord in the last six (6) months) for space in the Project unless Landlord does not have space in the Project to accommodate such existing tenant; (d) the proposed Transferee is a governmental entity; (e) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (f) the use of the Premises by the Transferee (i) is not permitted by the use provisions in Section 6 hereof, or (ii) violates any exclusive use granted by Landlord to another tenant in the Building; (g) the Transfer would likely result in significant increase in the use of the parking areas or Common Areas by the Transferee’s employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (h) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; (i) an Event of Default has occurred; (j) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of Landlord involving the Project or any other tenant’s lease within the Project; or (k) the Transferee is not in Landlord’s reasonable opinion of reputable or good character or consistent with Landlord’s desired tenant mix. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Section 14, Tenant’s and such Transferee’s only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

14.5

No Release.  No Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy there of to Landlord. However, the acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer or a waiver of Landlord’s right to withhold its consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

14.6

Permitted Transfer.  Notwithstanding the provisions of this Section 14 to the contrary, Tenant may, from time to time, assign this Lease or sublet the Premises or any portion thereof (herein, a “Permitted Transfer”), without Landlord’s consent to any entity which controls, is controlled by or is under common control with the Original Tenant (an “Affiliate”) or may assign this Lease to any entity resulting from a merger or consolidation with or corporate reorganization of Tenant or which acquires all or substantially all of the assets or ownership interests of Tenant (such entity, together with an Affiliate, a “Permitted Transferee”) provided that: (a) at least thirty (30) days prior to such assignment or sublease, Tenant delivers to Landlord evidence demonstrating that the Transfer is a Permitted Transfer, identifying the Permitted Transferee and the portion of the Premises subleased, if applicable; (b) if an assignment, the Permitted Transferee assumes, in full, all of the obligations of Tenant under this Lease, pursuant to an assumption agreement in form and substance reasonably acceptable to Landlord, and Landlord receives a fully executed original of such assumption agreement (or if a sublease, the sublessee of a portion of the Premises or term assumes, in full, the obligations of Tenant with respect to such portion); (c) in the case of an assignment of this Lease, Landlord receives evidence reasonably satisfactory to it that the net worth (as determined in accordance with GAAP) of the assignee equals or exceeds the net worth of the Tenant as of the Commencement Date or immediately prior to such Permitted Transfer, whichever is higher, and is sufficient for such assignee or sublessee to fulfill its obligations pursuant to such assignment or sublease; (d) Tenant remains fully liable under this Lease; (e) the use of the Premises under Section 6.1 remains unchanged; and (f) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Lease. At such time as an Affiliate is no longer an Affiliate of the Original Tenant but is an existing subleassee or the then assignee under this Lease, a Transfer shall be deemed to have occurred. As used in this section, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies through ownership of at least fifty-one percent (51%) of the securities or partnership or other ownership interests of the entity subject to control. Landlord shall not disclose any information delivered to it by Tenant under this Section 14.6 that Tenant reasonably identifies as being confidential during the confidentiality period which Tenant shall reasonably designate, other than to Landlord’s agents, employees and advisors who have been notified of such confidentiality requirement.

14.7

Administrative and Attorneys’ Fees.  If Tenant effects a Transfer or requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord’s in-house attorneys or paralegals or otherwise). Acceptance of the reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

14.8

Material Inducement.  Tenant understands, acknowledges and agrees that (a) Landlord’s option to sublease from Tenant any space which Tenant proposes to sublease or terminate this Lease upon any proposed assignment or encumbrance of this Lease by Tenant as provided in Section 14.3(b) above rather than approve the proposed sublease, assignment or encumbrance, and (b) Landlord’s right to receive any excess consideration paid by a Transferee in connection with an approved Transfer as provided in Section 14.4(d) above, are a material inducement for Landlord’s agreement to lease the Premises to Tenant upon the terms and conditions herein set forth.

15.  Entry by Landlord.  Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last nine (9) months of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Project, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for scheduled services). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 22.1 to the extent of Landlord’s gross negligence or willful misconduct; provided, however, that in no event shall Landlord be liable for lost profit or consequential or punitive damages.

16.  Utilities and Services.

16.1

Standard Utilities and Services.  As long as no Event of Default exists, and subject to Force Majeure Events, maintenance and repair, testing of the Building’s systems, and Applicable Law and to the terms and conditions of this Lease, and the obligations of Tenant as set forth hereinbelow, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services, the costs of which shall be included in Operating Expenses, unless otherwise specified below (Landlord reserves the right to adopt non-discriminatory modifications and additions to the following provisions from time to time):

(a)	Landlord shall make the elevator of the Building available for Tenant’s non-exclusive use, twenty-four (24) hours per day.

(b)

Landlord shall furnish during the Business Hours for the Building specified in Section 1.17 of the Summary (which Business Hours shall be subject to change from time to time by Landlord, in Landlord’s reasonable discretion), heating, ventilation and air conditioning (“HVAC”) for the Premises as required in Landlord’s judgment for the comfortable and normal occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises dosed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this Section 16, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then-current journeyman’s wages for HVAC mechanics. If Tenant desires HVAC at any time other than during the Business Hours for the Building, Landlord shall provide such “after-hours” usage after advance request by Tenant; provided, however, that (a) such request must be made at least one (1) business day in advance, (b) such request must observe Landlord’s minimum hours requirement and all requests in excess of such minimum hours requirement shall be in increments of one (1) hour; (c) Tenant shall pay, as additional rent and upon demand, Landlord’s standard charge for such usage which shall not exceed $35 per hour during the Initial Term; and (d) Tenant understands that the Premises may not be separately zoned for HVAC and Tenant shall pay the charge specified in clause (c) notwithstanding that the provision of after-hours HVAC results in HVAC being provided to other space in the Building or that other tenants of the Building are also paying a charge for after-hours HVAC.

(c)

Landlord shall furnish janitorial services to the Premises five (5) days per week pursuant to janitorial and cleaning specifications as may be adopted by Landlord from time to time. No person(s) other than those persons approved by Landlord shall be permitted to enter the Premises for such purposes. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to do such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture, interior window cleaning, coffee or eating area cleaning and other special services. Such additional services may be rendered by Landlord pursuant to written agreement with Tenant as to the extent of such services and the payment of the cost thereof. Janitorial service will not be furnished in rooms on nights when such rooms are occupied after 7:30 p.m. or to rooms which are locked unless a key is furnished to the Landlord for use by the janitorial contractor. Window cleaning shall be done only by Landlord, at such time and frequency as determined by Landlord at Landlord’s sole discretion. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

(d)

Landlord may, in Landlord’s sole discretion, provide security service or protection in the Building and/or the Project, in any manner deemed reasonable by Landlord at Landlord’s sole discretion, from the Commencement Date throughout the Term.

(e)

At Landlord’s option, if Landlord reasonably believes that Tenant is consuming extraordinary services and utilities, Landlord may install water, electricity and/or HVAC meters in the Premises to measure Tenant’s consumption of such utilities. Tenant shall pay to Landlord, within ten (10) days after demand, the reasonable cost of the installation, maintenance and repair of such meter(s) (together with the administrative fee described in Section 16.1(g)).

(f)	Landlord shall have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Building as required by any mandatory fuel or energy-saving program.

(g)

Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee in the amount of five percent (5%) of such services. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed additional rent hereunder and shall be billed on a monthly basis.

16.2

Tenant’s Obligations.  Tenant shall control and be separately metered for the electricity, gas, water and telephone service for the Premises or other services which are metered (collectively, the “Electricity Utility Charges”), chargeable or provided to the Premises, at Tenant’s sole cost and expense. Tenant shall make all such payments directly to the utility provider as and when bills are rendered. Should Tenant fail to pay such amounts, Landlord shall have the right to pay the same on Tenant’s behalf and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in conjunction with such payment within ten (10) days after demand therefor. All such costs and expenses incurred by Landlord on Tenant’s behalf shall be deemed additional rent payable by Tenant and collectible by Landlord as such. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s sole cost, if, in Landlord’s reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s services and systems. Tenant shall not use any apparatus or device, including, without limitation, any heat-generating machines or equipment in, upon or about the Premises which may (a) in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building, (b) cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building’s air conditioning system would be able to maintain in such Premises were it not for such heat-generating equipment, or (c) increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office use for class “A” office space of comparable size in San Diego, California. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building’s water, waste or other supply lines or systems for any purpose. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

16.3

Failure to Provide Services.  Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord’s failure to furnish or delay in furnishing any of the services described in Section 16.1 above when such failure is caused by all or any of the following shall not result in any liability of Landlord: (a) casualty, accident, breakage or repairs; (b) acts of terrorism, strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel, including due to shortages, blackouts or any other cause; or (e) any other cause beyond Landlord’s reasonable control. In addition, in the event of the failure of any said utilities or services, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Sections 18.2 and 19.2 if such failure is a result of a damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services as set forth in this Section 16. In the event of any stoppage or interruption of services or utilities, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. If as a result of the gross negligence or willful misconduct of Landlord, its authorized agents, contractors or employees, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises, so that all or a portion of the Premises cannot be used by Tenant (the “Essential Services”), and Tenant does not use the portion of the Premises so affected after such three (3) business day period, then Tenant’s Monthly Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Essential Services are restored; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air conditioning equipment, then there shall be no abatement of Monthly Basic Rent; provided further, however, that the foregoing shall not be applicable in the event of a casualty or condemnation. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

17.  Indemnification and Exculpation.

17.1

Tenant’s Assumption of Risk and Waiver.  Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord, its authorized agents, contractors or employees Landlord shall not be liable to Tenant, Tenant’s employees, agents or invitees for: () any damage to property of Tenant, or of others, located in, on or about the Premises, nor for (i) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Project, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 17.1, all property of Tenant, its agents, employees and invitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers.

17.2

Tenant’s indemnification of Landlord.  Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Indemnified Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any occurrence at the Premises, unless caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors and not covered by the insurance required to be maintained by Tenant under this Lease, (b) any ad or omission of Tenant or any of the Tenant Parties; (c) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, (d) any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere on the Project (except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors); and/or (e) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or its mortgagee has or should have knowledge or notice of the defects or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

17.3

Survival; No Release of Insurers.  Tenant’s indemnification obligations under Section 17.2 shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Sections 17.1 and 17.2 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

18.  Damage or Destruction.

18.1

Landlord’s Rights and Obligations.  In the event the Premises or any part of the Building is damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor estimates in a writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to Section 18.2 below), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or any other part of the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either:

(a)

repair, reconstruct and restore the portion of the Building and Premises damaged by such casualty (including, the Tenant Changes to the extent of insurance proceeds received from Tenant), in which case this Lease shall continue in full force and effect; or

(b)	terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate.

Under any of the conditions of this Section 18.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord’s receipt of said estimate from Landlord’s contractor.

18.2

Abatement of Rent.  In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then the Monthly Basic Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of Monthly Basic Rent. Except for abatement of Monthly Basic Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage or during Landlord’s prosecution of repair, reconstruction or restoration of such damage.

18.3

Inability to Complete.  Notwithstanding anything to the contrary contained in this Section 18, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 18.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 18.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure Events, and delays caused by Tenant or any Tenant Parties), then Landlord may elect to terminate this Lease upon thirty (30) days’ prior written notice to Tenant.

18.4

Damage Near End of Term.  In addition to its termination rights in Sections 18.1 and 18.3 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord’s contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty.

18.5

Waiver of Termination Right.  This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19.  Eminent Domain.

19.1

Substantial Taking.  Subject to the provisions of Section 19.4 below in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises as reasonably determined by Landlord, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, unless, Landlord elects, in its sole discretion, to relocate Tenant to comparable space in the Project, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

19.2

Partial Taking; Abatement of Rent.  In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant’s business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Site shall be taken (whether or not such taking substantially interferes with Tenant’s use of the Premises), Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant.

19.3

Condemnation Award.  Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises and for Tenant’s relocation expenses.

19.4

Temporary Taking.  In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 9 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 19.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

19.5

Waiver of Termination Right.  This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Sections 1265.120 and 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20.  Tenant’s Insurance.

20.1

Types of Insurance.  On or before the earlier of the Commencement Date or the date Tenant occupies all or any portion of the Premises or commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a)

Special Form insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism and malicious mischief upon property of every description and kind owned by Tenant and located in the Premises or Building, or for which Tenant is legally liable including, without limitation, the Tenant Changes, furniture, equipment and any other personal property, in an amount not less then the full replacement cost thereof.

(b)

Commercial general liability insurance coverage, on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease, including Section 17 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with an initial combined single limit of liability of not less than Three Million Dollars ($3,000,000.00) in the aggregate. The limits of liability of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord.

(c)

Worker’s compensation and employer’s liability insurance, with limits no less than One Million Dollars ($1,000,000.00) per occurrence, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

(d)	Intentionally Omitted.

(e)

Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

20.2

Requirements.  Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord’s mortgagees and are authorized to do business in the state in which the Building is located and are rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1(a) and 20.1(d) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord’s request, Landlord’s mortgagees, ground lessors (if any) and managers of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00), which amount shall be deemed self-insured with full waiver of subrogation); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord’s mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord’s mortgagees and ground lessors shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below (h) contain a cross liability or severability of interest endorsement; (j) be endorsed to notify Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any cancellation or other termination thereof; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Tenant shall notify Landlord in writing not less than thirty (30) days prior to any material change or reduction in coverage of any insurance which Tenant is required to maintain pursuant to this Lease. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Landlord Indemnified Parties or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any mortgagee pursuant to any provision of the mortgage upon the happening of a default thereunder, or (iv) any change in title or ownership of the Premises. Tenant agrees to deliver to Landlord, in no event later than the earlier of (i) the Commencement Date or (ii) the date Tenant takes possession of all or any part of the Premises, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Section 20). Tenant shall cause replacement policies or certificates to be delivered to Landlord not less than five (5) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, an Event of Default shall exist, and without limitation on Landlord’s other rights and remedies, Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

20.3

Effect on Insurance.  Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project. If Tenant’s occupancy or conduct of its business in, on or about the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, an Event of Default shall exist, without the benefit of any additional notice or cure period specified in Section 23.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

21.  Landlord’s Insurance.  During the Term, Landlord shall insure the Building and the Premises (excluding, however, Tenant’s furniture, equipment and other personal property) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements. At Landlord’s option, Landlord may (but shall not be required to) maintain rental loss coverage, earthquake damage coverage, terrorism coverage and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability insurance, in such amounts and with such deductibles as Landlord may determine. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. In addition, at Landlord’s option, Landlord may elect to self-insure all or any part of such required insurance coverage. Operating Expenses shall include the portion of the cost of such blanket insurance or self-insurance that is allocated to the Project. Landlord may, but shall not be required to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may determine is advisable and in amounts desired by Landlord or the mortgagees or ground lessors of Landlord, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Project. The cost of insurance obtained by Landlord pursuant to this Section 21 (including self-insured amounts and deductibles) shall be included in Operating Expenses.

22.  Waiver of Claims: Waiver of Subrogation.

22.1

Mutual Waiver of Parties.  Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) occurrences insured against under any insurance policy required to be carried and maintained by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) occurrences which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2

Waiver of Insurers.  Except to the extent prohibited by the laws and insurance regulations of the State of California, each party shall cause each property and loss of income insurance policy required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain properly or loss of income insurance which it is required under this Lease to maintain, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23.  Tenant’s Default and Landlord’s Remedies.

23.1

Tenant’s Default.  The occurrence of any one or more of the following events and the occurrence of any other event characterized as a default or Event of Default by Tenant under this Lease shall constitute an “Event of Default” under this Lease by Tenant:

(a)

the vacation or abandonment of the Premises by Tenant. “Abandonment” is herein defined as any absence by Tenant from the Premises for ten (10) business days or longer while in default of any other provision of this Lease;

(b)	the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, where such failure continues for five (5) business days;

(c)

the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than thirty (30) days from the date of such notice from Landlord;

(d)

(i) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days (a “bankruptcy event”);

(e)

any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; and

(f)	Tenant or guarantor shall be liquidated or dissolved.

Any notice sent by Landlord to Tenant pursuant to this Section 23.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

23.2

Landlord’s Remedies; Termination.  In the event of any Event of Default, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a)	the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b)

the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)

the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d)

any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant Changes, and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 23.2(a) and 23.2(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in Section 1.14 of the Summary. As used in Section 23.2(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.3

Landlord’s Remedies; Re-Entry Rights.  In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by Applicable Law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3 and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4

Continuation of Lease.  Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

23.5

Landlord’s Right to Perform.  Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

23.6

Interest.  If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

23.7

Late Charges.  Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Monthly Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Monthly Basic Rent or Operating Expenses or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of seven percent (7%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

23.8	Intentionally Omitted.

23.9

Rights and Remedies Cumulative.  All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease (including Section 28 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23.10

Tenant’s Waiver of Redemption.  Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenants right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

23.11

Costs Upon Default and Litigation.  Tenant shall pay to Landlord and its mortgagees as additional rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

24.  Landlord’s Default.  Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; (c) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies, including the limitation on Landlord’s liability contained in Section 31 hereof, and (d) in no event will Landlord be liable for consequential damages or loss of business profits.

25.  Subordination.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). Notwithstanding the foregoing, Landlord and any mortgagee and/or ground lessor of Landlord (“Holder”), as applicable, shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such Holder or the lien of any such mortgage or deed of trust or Tenant’s agreement to attorn. Such documents may include commercially reasonable provisions in favor of such Holder, including, without limitation, additional time on behalf of such Holder to cure defaults of the Landlord and provide that (a) neither Holder nor any successor-in-interest shall be bound by (i) any payment of the rent, additional rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Holder or any successor-in-interest; (b) neither Holder nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Project or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Holder; and (c) neither Holder nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). Should Tenant fail to sign and return any such documents within said ten (10) day period, such failure shall constitute an Event of Default.

26.  Estoppel Certificate.

26.1

Tenant’s Obligations.  Within ten (10) days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit “F” attached hereto, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant’s knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Site, as well as their assignees.

26.2

Tenant’s Failure to Deliver.  Tenant’s failure to deliver such estoppel certificate within such time shall constitute an Event of Default and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s or Tenant’s performance (other than Tenant’s failure to deliver the estoppel certificate); and (c) not more than one (1) month’s rental has been paid in advance. Tenant shall indemnify, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to Section 26.1 above.

27.  Building Planning.  If Landlord requires the Premises for use by another tenant or for other reasons connected with the Building planning program, then Landlord shall have the right, upon sixty (60) days’ prior written notice to Tenant, to relocate the Premises to other space in the Building or the Project of substantially similar size as the Premises, and with tenant improvements of substantially similar age, quality and layout as then existing in the Premises. In the event of any such relocation, Landlord shall pay for the cost of providing such substantially similar tenant improvements (but not any furniture or personal property), and Landlord shall also reimburse Tenant, within thirty (30) days after Landlord’s receipt of invoices and paid receipts, for the reasonable moving, telephone installation and stationery reprinting costs actually paid for by Tenant in connection with such relocation. If Landlord so relocates Tenant, the terms and conditions of this Lease shall remain in full force and effect and apply to the new space, except that (a) a revised Exhibit “B” shall become part of this Lease and shall reflect the location of the new space, (b) Section 1 of this Lease shall be amended to include and state all correct data as to the new space, provided that in no event shall the Monthly Basic Rent be increased and in the event that the new space is smaller than the Premises, the Monthly Basic Rent shall be adjusted downwards accordingly based on the reduced rentable square footage of the new space, and (c) such new space shall thereafter be deemed to be the “Premises”.

28.  Modification and Cure Rights of Landlord’s Mortgagees and Lessors.

28.1

Modifications.  If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Building or Site, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder.

28.2

Cure Rights.  In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail, or by a nationally recognized overnight delivery services (e.g. FedEx, or UPS) to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

29.  Quiet Enjoyment.  Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

30.  Transfer of Landlord’s Interest.  The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Site. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Site, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

31.  Limitation on Landlord’s Liability.  Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord’s partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord’s partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Building, and no other assets of Landlord.

32.  Miscellaneous.

32.1	Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the State of California.

32.2

Successors and Assigns.  Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14 and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

32.3

No Merger.  The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

32.4

Professional Fees.  If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees and court costs), shall be paid by the other party. For purposes of this provision, the terms “attorneys’ fees” or “attorneys’ fees and costs,” or “costs and expenses” shall mean the reasonable fees and expenses of legal counsel (including external counsel and in-house counsel) of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, costs of discovery, and fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar for performing services under the supervision and direction of an attorney. For purposes of determining in-house counsel fees, the same shall be considered as those fees normally applicable to a partner in a law firm with like experience in such field. In addition, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys’ fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease.

32.5

Waiver.  The waiver by either party of any breath by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breath at the time of acceptance of such rent.

32.6

Terms and Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

32.7

Time.  Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to “days” shall mean calendar days unless specifically modified herein to be “business” days.

32.8

Prior Agreements; Amendments.  This Lease (and the Exhibits attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.9

Severability.  The invalidity or unenforceability of any provision of this Lease (except for Tenant’s obligation to pay Monthly Basic Rent and Excess Expenses under Sections 3 and 4 hereof) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.10

Recording.  Except as otherwise provided in this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

32.11	Exhibits. All Exhibits attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

32.12

Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

32.13

Financial Statements.  Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than once in any calendar year), Tenant shall deliver to Landlord a current financial statement of Tenant and any guarantor of this Lease. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer of Tenant (if Tenant is a corporation or limited liability company) or a general partner of Tenant (if Tenant is a partnership).

32.14

No Partnership.  Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

32.15

Force Majeure.  In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, “Force Majeure Events”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.15 shall not apply to nor operate to excuse Tenant from the payment of Monthly Basic Rent, Operating Expenses, additional rent or any other payments strictly in accordance with the terms of this Lease.

32.16	Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.17

Nondisclosure of Lease Terms.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other person, including without limitation, any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, which Landlord may withhold in its sole discretion, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

32.18

Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

32.19

Inducements.  If Tenant’s right of possession of the Premises is terminated prior to the end of the Term by reason of an Event of Default, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord equal to the unamortized portion as of that date (amortized over the Initial Term and which amortization shall be based on an interest rate of nine percent (9%) per annum) of the sum of (a) the cost of Landlord’s Work, and (b) the amount of all commissions paid by Landlord in order to procure this Lease.

33.  Lease Execution.

33.1

Tenant’s Authority.  If Tenant executes this Lease as a limited liability company, partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and validly existing limited liability company, partnership or corporation, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with the Tenant’s operating agreement (if Tenant is a limited liability company), Tenant’s partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant’s board of directors and Tenant’s by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant’s execution and delivery of this Lease to Landlord and/or at any time during the Lease Term within ten (10) days of Landlord’s request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing Tenant’s representations and warranties hereunder.

33.2

Joint and Several Liability.  If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

33.3

Building Name and Signage.  Landlord shall have the right at any time to designate and/or change the name and/or address of the Project, the Building and/or any other building in the Project, and to install, affix and maintain any and all signs on the exterior and on the interior of the Project, the Building and/or any other building in the Project, as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project, the Building or any other building in the Project, or use pictures or illustrations of the Project, the Building or any other building in the Project, in advertising or other publicity, without the prior written consent of Landlord, which Landlord may withhold in its sole discretion.

33.4

Landlord’s Title; Air Rights.  Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

33.5	Time of Essence. Time is of the essence of this Lease and each of its provisions.

33.6

No Option.  The submission of this Lease for examination or execution by Tenant (and delivery of the Security Deposit or acceptance of the first month of Monthly Basic Rent and/or Security Deposit by Landlord) does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

33.7

Copy and Electronic Signature.  Tenant expressly agrees that if the signature of Landlord and/or Tenant on this Lease or any amendment to this Lease or any other document executed in connection with this Lease is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, facsimile, email, PDF, Adobe image, ipeg, telegram, telex or telecopy), then, at Landlord’s option, such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and tradition ink-on-paper original wet signature penned manually by its signatory.

34.  Waiver of Prejudgment Remedy, Redemption, Counterclaim and Jury Trial.  TENANT, FOR ITSELF AND FOR ALL PERSONS CLAIMING THROUGH OR UNDER IT, HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS WHICH ARE, OR IN THE FUTURE MAY BE, CONFERRED UPON TENANT BY ANY PRESENT OR FUTURE LAW TO REDEEM THE PREMISES, OR TO ANY NEW TRIAL IN ANY ACTION FOR EJECTION UNDER ANY PROVISIONS OF LAW, AFTER REENTRY THEREUPON, OR UPON ANY PART THEREOF, BY LANDLORD, OR AFTER ANY WARRANT TO DISPOSSESS OR JUDGMENT IN EJECTION. IF LANDLORD SHALL ACQUIRE POSSESSION OF THE PREMISES BY SUMMARY PROCEEDINGS, OR IN ANY OTHER LAWFUL MANNER WITHOUT JUDICIAL PROCEEDINGS, IT SHALL BE DEEMED A REENTRY WITHIN THE MEANING OF THAT WORD AS USED IN THIS LEASE. IN THE EVENT THAT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF RENT OR OTHER CHARGES PROVIDED FOR IN THIS LEASE, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION OTHER THAN A COMPULSORY COUNTERCLAIM. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER (EACH A “DISPUTE” AND COLLECTIVELY, THE “DISPUTES”).

35.  Consent to Judicial Reference.  If and to the extent that the jury trial waiver set forth in Section 34 immediately above is determined by a court of competent jurisdiction to be unenforceable or is otherwise not applied by any such court, each of Landlord and Tenant hereby consents and agrees that (a) any and all Disputes shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, sitting without a jury in the County of San Diego, California, (b) such referee shall hear and determine all of the issues in any Dispute (whether of fact or of law), including issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8, including without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision; provided that, if during the course of any Dispute, any party desires to seek such a “provisional remedy” at a time when a referee has not yet been appointed or is otherwise unavailable to hear the request for such provisional remedy, then such party may apply to the San Diego County Superior Court for such provisional relief, and (c) pursuant to California Code of Civil Procedure Section 644(a), judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court. The parties shall use their respective commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge, and further provided that if the parties cannot agree upon a referee, the referee shall be appointed by the Presiding Judge of the San Diego County Superior Court. Each party hereto acknowledges that this consent and agreement is a material inducement to enter into this Lease, and that each will continue to be bound by and to rely on this consent and agreement in their related future dealings with respect to this Lease. The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys’ fees and reimbursement of the referee and reference proceeding fees and costs to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee). Each party hereto further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this agreement having had the opportunity to consult with legal counsel. This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements, or modifications to this Lease. In the event of litigation, this Lease may be filed as evidence of either or both parties’ consent and agreement to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638.

36.  ERISA.  To induce Landlord to enter into this Lease, and in order to enable The Prudential Insurance Company of America (“Prudential”) to satisfy its compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord and Prudential that: (i) neither Tenant nor any of its affiliates (within the meaning of Part VI(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor (“PTE 84-14”)) has the authority to appoint or terminate Prudential as investment manager of the plan assets involved in the transaction subject to this Lease or to negotiate the terms of any management agreement with Prudential with respect to any such plan assets involved such transaction; (ii) the transaction evidenced by this Lease is not specifically excluded by Part 1(b) of PTE 84-14; (iii) the undersigned is not a related party of Prudential (as defined in VI(h) of PTE 84-14, and (iv) the terms of this Lease have been negotiated and determined at arm’s length, as such terms would be negotiated and determined by unrelated parties. Tenant acknowledges and agrees that as a condition to the effectiveness of any assignment of, or sublease under, this Lease, or the requirement or effectiveness of any consent to assignment by Landlord pursuant to Article 14, Tenant shall cause the Transferee to reaffirm, on behalf of such Transferee the representations of this Section 36 and Section 38 below, and it shall be reasonable for Landlord to refuse to consent to an assignment of the Lease in the absence of such reaffirmation.

37.  Telecommunications Lines and Equipment.

37.1	Location of Tenant’s Equipment and Landlord Consent.

(a)

Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the “Lines”) at the Building in or serving the Premises only with Landlord’s prior written consent, which consent may not be unreasonably withheld. Tenant shall locate all electronic telecommunications equipment within the Premises and shall coordinate the location of all Lines with Landlord and Landlord’s riser management company, if any. Any request for consent shall contain such information as Landlord may request.

(b)

Landlord’s approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy or appropriateness thereof, and Landlord hereby disclaims any responsibility or liability for the same.

(c)

If Landlord consents to Tenant’s proposal, Tenant shall pay all of Tenant’s and Landlord’s third party costs in connection therewith (including without limitation all costs related to new Lines and all costs of any riser management company employed by Landlord) and shall use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment, the rules and requirements of Landlord’s riser management company, if any and at Tenant’s sole risk and expense. Tenant shall comply with all of the requirements of this Lease concerning alterations in connection with installing the Lines. As soon as the work is completed, Tenant shall submit as-built drawings to Landlord.

(d)

Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three days after written notice.

37.2

Reallocation of Line Space.  Landlord may (but shall not have the obligation to) (a) install and relocate Lines at the Building; and (b) monitor and control the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party.

37.3

Line Problems.  Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord’s contractors, agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (a) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants in the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant’s requirements; or (c) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

37.4

Electromagnetic Fields.  If Tenant at any time uses any equipment that may create an electromagnetic field and/or radio frequency exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate that equipment and the Lines therefor (including without limitation riser cables), and take such other remedial action at Tenant’s sole cost and expense as Lender may require in its sole discretion to prevent such excessive electromagnetic fields, radio frequency or radiation.

37.5	Removal of Lines.

(a)	Within 30 days after the expiration or sooner termination of the Lease, Landlord may elect by written notice to Tenant to:

(i)            Retain any or all Lines installed by Tenant in the risers of the Building;

(ii)            Remove any or all such Lines and restore the Premises and risers to their condition existing prior to the installation of the Lines (“Wire Restoration Work”). Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense; or

(iii)            Require Tenant to perform the Wire Restoration Work at Tenant’s sole cost and expense.

(b)

In the event Landlord elects to retain the Lines, Tenant covenants that Tenant shall have good right to surrender such Lines, free of all liens and encumbrances, and that all Lines shall be left in their then existing condition, reasonable wear and tear excepted, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

(c)

In the event Tenant fails or refuses to pay all costs of the Wiring Restoration Work within ten (10) days of Tenant’s receipt of Landlord’s notice requesting Tenant’s reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work. The retention or application of such Security Deposit by Landlord pursuant to this clause does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity. The provisions of this clause shall survive the expiration or sooner termination of the Lease.

37.6

Riser Management Company.  Notwithstanding anything to the contrary contained herein, if Landlord employs a riser management company, Landlord may require that the installation of all Lines and all Wring Restoration Work be perform by such riser management company at Tenant’s sole cost and expense.

38.  Anti-Terrorism Representations.

38.1

Anti-Terrorism Laws.  Tenant is not, and shall not during the Term, become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”).

38.2

No Prohibited Persons Dealings.  To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Project. Tenant will not, during the Term, engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Project.

38.3

Breach.  Tenant’s breach of any representation or covenant set forth in this Section 38 shall constitute a breach of this Lease by Tenant, entitling Landlord to any and all remedies hereunder, or at law or in equity.

39.  Proposition 65 Warning.  Chemicals known to the State of California to cause cancer and reproductive harm are present at the Project.

40.  Roof.

40.1

Generally.  Subject to the approval of all applicable governmental and quasi-governmental entities, and subject to all applicable governmental and quasi-governmental laws, rules, regulations and codes, Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, and Landlord’s reasonable rules and regulations, and the terms and conditions set forth in this Lease, including, without limitation, this Section 40, so long as no Event of Default exists, Tenant may (a) install on the roof of the Building (the “Roof”), and thereafter maintain, repair and operate one (1) satellite dish not exceeding twenty-four inches (“24”) in diameter (the “Satellite Dish”), and, (b) subject to the availability of vertical riser and feeder excess capacity, install such connection equipment, such as conduits, cables, risers and feeders (collectively, the “Connecting Equipment”) in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Satellite Dish to Tenant’s other machinery and equipment in the Premises. The Satellite Equipment and the Connecting Equipment are collectively referred to herein as the “Satellite Equipment”). The Satellite Equipment and its use must be incidental to general office operations conducted in the Premises. In no instance shall the Satellite Equipment be used for other purposes such as, without limitation, commercial radio or television transmissions or cell phone transmissions or other commercial use intended for use by the public or subscribers to such services. Neither the transmissions generated by the Satellite Equipment nor the ability to receive and transmit transmissions may be sold or conveyed directly or indirectly to third parties. All rights and obligations of Tenant under this Section 40 shall be performed at Tenant’s sole cost and expense. The location and configuration on the Roof of the Satellite Equipment, the method of installation of the Satellite Equipment and the frequency of transmission and receptivity of the Satellite Equipment shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall paint the Satellite Equipment in such color(s) as Landlord shall reasonably determine and shall maintain such equipment and install such fencing and other protective equipment on or about the Satellite Equipment as Landlord may reasonably determine. Tenant’s rights under this Section 40 are non-exclusive. Tenant understands that only a portion of the Roof, as determined by Landlord, is suitable for and/or capable of supporting the Satellite Equipment (the “Available Roof Space”), and Landlord may now or in the future grant other tenants of the Building or others rights with respect to the Roof. Notwithstanding anything to the contrary contained herein, in no event will the Satellite Equipment occupy more than Tenant’s Percentage of the Available Roof Space; provided, however, that the foregoing shall not be interpreted to mean that Tenant is entitled to Tenant’s Percentage of Available Roof Space. Tenant covenants and agrees that the Satellite Equipment shall not interfere with or adversely affect any equipment, installations, lines or machinery in or on the Project or surrounding areas, including, without limitation, the equipment of any other tenant of Project or any other person having rights with respect to the Roof or access thereto for maintenance, operation, repair or removal. Tenant shall not disturb or damage any other equipment located on the Roof. Tenant acknowledges that Landlord has made no representation or warranty to Tenant regarding the Roof, including, without limitation, any representation regarding the efficacy of the Satellite Equipment or that the use or capability of the Satellite Equipment will not be interfered with by other equipment at the Project or on the Roof or other structures or activities on or in the vicinity of the Roof. In no event will Tenant have the right to avoid, mitigate or abate its obligations under this Lease as a result of or in connection with any manner or thing concerning the Satellite Equipment. Tenant’s obligations with respect to its use of the Roof shall include those obligations of Tenant attributable to the Premises under this Lease as though the portion of the Roof used by the

Tenant were a part of the Premises; provided, however that Tenant’s rights with respect to the Roof shall be limited those rights set forth in this Section 40. The installation of the Satellite Equipment shall be performed in accordance with and subject to the provisions of Section 12 and Section 37 of this Lease, and the maintenance, operation, repair and replacement of the Satellite Equipment shall be shall be subject to the terms of this Lease, including, without limitation, compliance with applicable laws, maintenance of insurance and indemnity obligations. Landlord shall have no obligation with regard to the affected portion of the Roof or the Satellite Equipment except as otherwise expressly set forth herein. Tenant acknowledges and agrees that all additional costs associated with Roof due to the presence of equipment on the Roof may be the subject of a separate cost pool comprised of the tenants with equipment on the Roof.

40.2

Access.  All access by Tenant to the Roof shall be subject to the reasonable supervision and control of Landlord and subject to Landlord’s reasonable rules and regulations, including, without limitation, those relating to the security and protection and preservation of the Building, the Building equipment and the installations and equipment of others located on the Roof, and the roof warranty for the Building (the “Roof Warranty”); provided, however, that the foregoing shall not mitigate or otherwise affect Tenant’s obligations under this Section 40. Landlord shall have the right to have an outside consultant be present during the duration of Tenant’s access to the Roof and Tenant shall reimburse Landlord the reasonable cost of such consultant promptly on demand. If Landlord requires that the Satellite Equipment be temporarily removed in order to permit Landlord to maintain, repair or replace the roof, Tenant shall temporarily remove the Satellite Equipment at its sole cost and expense.

40.3

Roof Warranty.  Tenant shall install, maintain and operate the Satellite Equipment in compliance with all applicable laws, the requirements of the Roof Warranty (in order to avoid any diminution of rights of Landlord under the Roof Warranty) and best industry practices. Tenant shall maintain the Satellite Equipment in good operating condition. Tenant shall secure and thereafter maintain all permits and licenses required for the installation and operation of the Satellite Equipment. Tenant shall promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Satellite Equipment and comply with all precautions and safeguards recommended by all governmental authorities.

40.4

Removal.  Upon the Expiration Date or the Termination Date or termination of Tenant’s rights under this Section 27, if required by Landlord, Tenant shall promptly remove the Satellite Equipment and repair any and all damage to the Roof and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Satellite Equipment and restore said affected areas to their condition as existed prior to the installation of the Satellite Equipment. If such removal is not required by Landlord, the Satellite Equipment shall become Landlord’s property and Tenant provide Landlord with a bill of sale to the Satellite Equipment wherein Tenant represents that the Satellite Equipment is free and clear of all liens, encumbrances and rights of others.

40.5	Event of Default. Tenant’s failure to comply with the provisions of this Section 40 within five (5) days after notice from Landlord shall constitute an Event of Default.

40.6

No Liability to Landlord.  Tenant agrees that Tenant’s use of the Roof or any other part of the Building pursuant to the provisions of this Section 40 shall be at the sole risk of Tenant, and none of the Indemnified Parties shall be liable for any matter or thing related to Tenant’s exercise of its rights under this Section 40, including without limitation, damage to the Satellite Equipment, except to the extent of any of the Indemnified Parties’ gross negligence or willful misconduct, or any lost profit, damage to or loss of business or any form of special, indirect or consequential damage. In no event will any of the Indemnified Parties be responsible for the security of the Satellite Equipment. Except to the extent of any of the Indemnified Parties’ gross negligence or willful misconduct, Tenant will, and does hereby, indemnify and save harmless the Indemnified Parties’ from and against any and all claims, losses, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property resulting from Tenant’s exercise of its rights under this Section 40, including without limitation any impairment of the Roof Warranty.

40.7	Insurance. The Satellite Equipment and Tenant’s activities on the Roof and in connection therewith shall be fully insured under the insurance which Tenant is required to maintain under this Lease.

40.8

Rights Personal.  Notwithstanding anything above to the contrary, the rights described in this Section 40 are personal to Original Tenant and may be exercised only by the Original Tenant (and not any sublessee or other transferee of Original Tenant’s interest in this Lease) or a Permitted Transferee while occupying the entire Premises, and if Original Tenant or a Permitted Transferee no longer occupies all of the Premises, the rights under this Section 40 shall terminate.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:

LUMEANA PHARMCEUTICALS, INC. a Delaware corporation		PRII BLUFFS LLC, a Delaware limited liability company, as Owner Agent

*By:	/s/ M G Grey	By:	Cognac High Bluffs LLC, a Delaware
Print Name:	M G Grey		limited liability company,
Print Title:	President & CEO		its managing member

			By:	The Prudential Insurance Company of America, a New Jersey corporation, acting solely on behalf of and for the benefit of its insurance company separate account, PRISA II its sole member

				By:	/s/ Justin C. Chapman
				Name:	Justin C. Chapman
				Title:	Vice President

*NOTE:

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

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